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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AMERICA ONLINE LATIN AMERICA, INC.

                        Pursuant to Sections 242 and 245
                          of the Corporation Law of the
                                State of Delaware

                              --------------------

       (Originally incorporated under the same name on November 22, 1999)

         FIRST: The name of the corporation is America Online Latin America, Inc. (the "Corporation").

         SECOND: The initial registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle; and the name of the initial registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

         THIRD: (a) PURPOSE. Subject to the provisions of Clause (d) of this Article THIRD and Clause (b)(i)(B) of Article FOURTH, the purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL"); provided, however, that until all outstanding shares of High Vote Stock (as defined below) of the Corporation have been converted into shares of Class A Common Stock (as defined below) in accordance with Clause (b)(iii) of Article FOURTH of this Certificate of Incorporation or are otherwise no longer issued and outstanding, the Corporation shall not, and shall not have the power to, engage directly or indirectly, including without limitation through any Subsidiary (as defined below) or Affiliate (as defined below), in any business other than (i) providing Interactive Services (as defined below) in the Territory (as defined below), and engaging in ancillary activities necessary or desirable to conduct such businesses and (ii) providing Content, management and related activities on the AOL online service or any other AOL-branded property, including creating, maintaining and managing for AOL, English and Spanish-language versions of a mini channel directed at the Hispanic audience in the United States, and taking all actions necessary or desirable to carry out and perform such activities and any other activities contemplated, either explicitly or implicitly, thereby, including executing, delivering and performing any agreements, documents and instruments entered into in connection therewith.

         (b) DEFINITIONS. As used herein, the following terms shall have the following meanings:

         "Action" shall mean any claim, action, suit, arbitration, mediation, inquiry, proceeding or investigation by or before any Governmental Authority (or arbitrator or mediator, as the case may be), whether at law or in equity.

         "Additional Shares of Common Stock" shall have the meaning given in Clause (c) of Article FOURTH.

         "Advancement of Expenses" shall have the meaning given in Clause (e) of this Article THIRD.

         "Affiliate" of any Person shall mean any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.


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         "AOL" shall mean America Online, Inc., a Delaware corporation.

         "AOL-branded" shall mean, with respect to any internet or online service that such service includes the words "AOL" or "America Online" as an integral part of the name of such internet or online service. For the avoidance of doubt, a reference to an internet or online service being available on or through "AOL" or "America Online" internet or online service shall not itself make such service "AOL-branded", nor would the description of, for example, Netscape, an AOL company. By way of illustration, the "AOL Latin America regional internet portal service" and the "America Online Brasil online service" are "AOL-branded" services, while "Netscape Online" is not an AOL-branded service.

         "Aspen" shall mean Aspen Investments LLC, a Delaware limited liability company.

         "Atlantis" shall mean Atlantis Investments LLC, a Delaware limited liability company.

         "Board" shall mean the Corporation's Board of Directors.

         "Business Plan" shall mean, with respect to each country within the Territory, an annual capital, revenue and expense plan, including pro forma statements of income/loss, financial condition and cash flows, the projected cash funding requirements of the applicable Operating Entity on a quarterly basis, and such other information as the Board shall require from time to time, together with a quarterly cash funding plan with dates of funding, plus marketing, operational and other business strategies, reflecting the financial objectives and requirements of the applicable Operating Entity.

         "By-laws" shall mean the By-laws of the Corporation, as the same may be amended or restated from time to time.

         "Cisneros Family" shall mean Ricardo Cisneros, Gustavo Cisneros and/or their lineal descendants, individually or collectively and/or any trusts for the exclusive benefit of any one or more of such persons.

         "Class A Common Stock" shall have the meaning given in Clause (a) of Article FOURTH.

         "Class A Director" shall have the meaning given in Clause (b) of Article FOURTH.

         "Class B Common Stock" shall have the meaning given in Clause (a) of Article FOURTH.

         "Class B Director" shall have the meaning given in Clause (b) of Article FOURTH.

         "Class B Securities" shall mean collectively the Series B Preferred Stock and/or the Class B Common Stock, as the same may be outstanding from time to time.

         "Class B Triggering Event" shall have the meaning given in Clause (b) of Article FOURTH.

         "Class C Common Stock" shall have the meaning given in Clause (a) of Article FOURTH.

         "Class C Director" shall have the meaning given in Clause (b) of Article FOURTH.

         "Class C Securities" shall mean collectively the Series C Preferred Stock and/or the Class C Common Stock, as the same may be outstanding from time to time.

         "Class C Triggering Event" shall have the meaning given in Clause (b) of Article FOURTH.



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         "Common Stock" shall have the meaning given in Clause (a) of Article
FOURTH.

         "Communication Services" includes chat, e-mail, message boards, online transactions and other forms of online interaction.

         "Content" shall mean either (i) text or (ii) multimedia information which contains any combination of any of the following in digital form or such other forms as may become available in the future: text, graphics, video, sound, still images, or the like.

         "Conversion Date" shall have the meaning given in Clause (c) of Article FOURTH.

         "Conversion Ratio" shall mean collectively, the Series B Conversion Ratio and the Series C Conversion Ratio.

         "Corporate Opportunity" shall mean an investment or business opportunity or prospective economic or competitive advantage in which the Corporation could, but for the provisions of this Article THIRD, have an interest or expectancy. Notwithstanding the foregoing, "Corporate Opportunity" shall not include any Special Power.

         "Corporation" shall have the meaning given in Article FIRST.

         "Damages" shall mean any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be incurred in connection therewith), court costs, and reasonable fees and expenses of counsel, consultants and expert witnesses, incurred by a Person indemnified pursuant to the provisions of paragraph (e) of this Article THIRD.

         "Employee" shall mean, with respect to a Parent Entity as of any date, any then current employee of such Parent Entity or of any Wholly-Owned Affiliate of such Parent Entity.

         "Encumbrance" shall mean any mortgage, pledge, security interest, lien or restriction on use or transfer, voting agreement, adverse claim or encumbrance or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or similar law of any jurisdiction.

         "Executive Committee" shall have the meaning given in Clause (e) of Article FIFTH.

         "Fair Market Value" shall mean, as of any date, the average closing price for the Class A Common Stock as quoted on any national securities exchange or on the NASDAQ National Market System for the fifteen trading days ending on the second trading day prior to such date as reported in the Eastern Edition of THE WALL STREET JOURNAL. If the Class A Common Stock shall not be listed on any such exchange or traded on any such automated quotation system on all such trading days during such 15-trading day period, the closing or latest reported price for Class A Common Stock in the over-the-counter market on each trading day on which such shares are not so listed or traded as reported by NASDAQ or, if not so reported, then the last sale price for each such day, as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services (as determined by the Board), shall be deemed to be the closing price on such trading day. If, at a time when the Class A Common Stock is trading other than on such an exchange, there shall not have been a sale on any such trading day, the mean of the last reported bid and asked quotations as reported in the Eastern Edition of THE WALL STREET JOURNAL for Class A Common Stock on such day shall be deemed to be the closing price. If the shares of Class A Common Stock shall not be so reported on



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any of such trading days, then the Fair Market Value per share of such Class A
Common Stock shall be the fair market value thereof as determined in the reasonable judgment of the Board of Directors. For the purpose hereof, "trading day" shall mean a day on which the securities exchange or automated quotation system specified herein shall be open for business or, if the shares of Class A Common Stock shall not be listed on such exchange or automated quotation system for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported.

         "Final Adjudication" shall have the meaning given in Clause (e) of this Article THIRD.

         "GCL" shall have the meaning given in Clause (a) of this Article THIRD.

         "Governmental Authority" shall mean any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, or commission or any court, tribunal or agency.

         "High Vote Common Stock" shall mean, collectively, the Class B Common Stock and the Class C Common Stock.

         "High Vote Preferred Stock" shall mean, collectively, the Series B Preferred Stock and the Series C Preferred Stock.

         "High Vote Stock" shall mean, collectively, the High Vote Common Stock and the High Vote Preferred Stock.

         "Interactive Services" shall mean the provision of Content or Communication Services which may be provided through the use of any protocols, standards, or platforms (including Internet or Internet derivative protocols, standards, and platforms) for remote access by narrowband or broadband infrastructure, including without limitation POTS, ISDN, ADSL, satellite, cable, fiber optics, wireless and hybrid CD-ROM.

         "Internet Portal Services" shall mean a comprehensive collection of AOL-branded, Spanish and/or Portuguese language, internet or online services intended to aggregate and market all material consumer relevant segments of web-based Content targeted to consumers in one or more specific countries within the Territory and accessible to all Persons, regardless of whether they are Subscribers within such countries. By way of illustration, in Brazil, the americaonline.com.br is an Internet Portal Service, while individual websites devoted to e-commerce, vertical markets or specific subjects (e.g., personal finance) would not be Internet Portal Services.

         "Launch" shall mean the first commercial availability of an Interactive Service to potential Subscribers in the Territory or a country in the Territory, as applicable.

         "Liquidation Preference" shall have the meaning given in Clause (c) of Article FOURTH .

         "Mandatory Redemption" shall have the meaning given in Clause (c) of Article FOURTH.

         "ODC" shall mean, individually and collectively, Riverview Media Corp., a British Virgin Islands corporation, and Aspen and Atlantis, for so long as each of Aspen and Atlantis is directly or indirectly wholly owned by the Cisneros Family, and, any Permitted Transferee(s) for so long as such Permitted Transferee(s) are directly or indirectly wholly owned by, or is a or are, member(s) of the Cisneros Family. Notwithstanding the foregoing, in each instance in this Certificate where ODC is required to (i) provide any consent to any action or inaction by the Corporation or any other Person, (ii) reject or otherwise determine not to pursue any Corporate Opportunity, or (iii) hold or



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vote any proxy required to be delivered hereunder, the term "ODC" shall mean,
(A) Aspen and/or Atlantis, if Aspen and/or Atlantis then collectively hold at least a majority of the voting power of the High Vote Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate, and (B) if Aspen and/or Atlantis do not then collectively hold at least a majority of the voting power of the High Vote Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate, such Person or Persons as the Corporation may, in its sole discretion based on the stock record books of the Corporation, determine then holds at least a majority of the voting power of the High Vote Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate.

         "Operating Entity" shall mean an Affiliate of the Corporation formed for the purpose of operating and/or marketing and supporting the business of the Corporation in one or more jurisdictions in the Territory.

         "Original Issue Date" shall have the meaning given in Clause (c) of Article FOURTH.

         "Parent Entity" shall mean each of AOL and ODC.

         "PC Access Services" shall mean the provision by any Person of physical network access (irrespective of bandwidth or type of physical infrastructure such as cable, fiber optics, copper, fixed wireless or satellite) to online and/or internet services to end users of personal computers.

         "Permitted Encumbrances" shall mean (i) liens for taxes, assessments and other governmental charges or levies not due and payable, or which currently are being contested in good faith by appropriate proceedings, (ii) mechanics', workmen's, repairmen's, materialmen's, warehousemen's, vendors' and carriers' liens, and other similar liens arising in the ordinary course of business for charges which are not delinquent, or which currently are being contested in good faith by appropriate proceedings and have not proceeded to judgment, and (iii) liens in respect of judgments or awards with respect to which there shall be a good faith current prosecution of an appeal or proceedings for review which is secured by an appropriate bond or a stay of execution pending such appeal or proceedings for review.

         "Permitted Transferee" shall mean AOL, ODC, each of their Wholly-Owned Affiliates, Employees of AOL and ODC, and members of the Cisneros Family.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated organization, or other legal entity, or a Governmental Authority, or their equivalent under the applicable legal system.

         "Preferred Stock" shall have the meaning given in Clause (a) of Article FOURTH.

         "Redemption Date" shall have the meaning given in Clause (c) of Article FOURTH.

         "Redemption Notice" shall have the meaning given in Clause (c) of Article FOURTH.

         "Redemption Price" shall have the meaning given in Clause (c) of Article FOURTH.

         "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement by and among the Corporation, AOL and ODC dated March 30, 2001, as the same may be amended, supplemented or restated from time to time.

         "Section 141(a)" shall have the meaning given in Clause (c) of Article FIFTH.

         "Series B Conversion Ratio" shall have the meaning given in Clause (c) of Article FOURTH.



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         "Series B Preferred Stock" shall have the meaning given in Clause (a)
of Article FOURTH.

         "Series C Conversion Ratio" shall have the meaning given in Clause (c) of Article FOURTH.

         "Series C Preferred Stock" shall have the meaning given in Clause (a) of Article FOURTH.

         "Special Committee" shall have the meaning given in Clause (d) of Article FIFTH.

         "Special Power" shall mean any investment or business opportunity or prospective economic or competitive advantage that (i) is presented to or becomes known to an officer of the Corporation who is not also an officer or director of AOL or ODC or any of their Subsidiaries or Affiliates (other than the Corporation), (ii) occurs or arises solely in the Territory and (iii) involves opportunities, activities or operations of a type or nature which the Corporation is then pursuing or conducting (i.e., accepting advertising from a local provider of products or services, or advertising directed solely in the Territory from an international provider of products or services as opposed to advertising by an international provider of products or services directed both within and outside of the Territory) as opposed to opportunities, activities or operations of a type which the Corporation is not then conducting (i.e., offering a new product, technology or service not then being offered by the Corporation).

         "Stockholders' Agreement" shall mean the Amended and Restated Stockholders' Agreement by and among the Corporation, AOL and ODC, dated as of March 30, 2001, as the same may be amended, supplemented or restated from time to time.

         "Strategic Partner" shall mean any Person who acquires 25% or more of the equity of the Corporation and who provides a strategic benefit to the Corporation in the form of a contractual relationship or contribution of material, in-kind assets.

         "Subscriber" shall mean, as of any date of determination and with respect to any Interactive Service, any Person who has opened an account with or otherwise registered as a user of such Interactive Service.

         "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, joint venture or other business entity of which (i) if a corporation, (x) ten percent (10%) or more of the total voting power of shares of stock entitled to vote in the election of directors thereof or (y) ten percent (10%) or more of the value of the equity interests is at the time owned or controlled, directly or indirectly, by the Person or one or more of its other Subsidiaries, or (ii) if a limited liability company, partnership, association or other business entity, ten percent (10%) or more of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Person or one or more of its subsidiaries. The Person shall be deemed to have ten percent (10%) or greater ownership interest in a limited liability company, partnership, association or other business entity if the Person is allocated ten percent (10%) or more of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the Person managing such limited liability company, partnership, association or other business entity.

         "Territory" shall mean the following countries:

                  Anguilla                                   Haiti
                   Antigua                                 Honduras
                  Argentina                                 Jamaica
                    Aruba                                 Martinique
                   Bahamas                                  Mexico
                  Barbados                           Netherlands Antilles
                   Barbuda                             Nevis Montserrat




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                   Belize                                  Nicaragua
                   Bolivia                                  Panama
                   Brazil                                  Paraguay
               Caicos Islands                                Peru
               Cayman Islands                             Puerto Rico
                    Chile                                  St. Kitts
                  Colombia                                 St. Lucia
                 Costa Rica                               St. Maarten
                    Cuba                                  St. Martin
                  Dominica                                St. Vincent
             Dominican Republic                            Suriname
                   Ecuador                              The Grenadines
                 El Salvador                                Tobago
                French Guiana                              Trinidad
                   Grenada                               Turks Islands
                 Guadeloupe                                 Uruguay
                  Guatemala                                Venezuela
                   Guyana                               Virgin Islands

         "Transfer Agent" shall have the meaning given in Clause (b) of Article FOURTH.

         "TV Access Services" shall mean the provision by any Person of network access (irrespective of bandwidth or transmission media, including, without limitation, cable, fiber optics and satellite) to online and/or internet services to end users of the television platform by means of cable or satellite transmission.

          "Undertaking" shall have the meaning given in Clause (e) of Article THIRD.

         "Voting Stock" shall have the meaning given in Clause (a) of Article FOURTH.

         "Wholly Owned Affiliate" shall mean with respect to any Person any other Person which is directly or indirectly wholly owned by such Person, directly or indirectly wholly owns such Person or is directly or indirectly wholly owned by the same Person as such Person, with such ownership to mean possession of both 100% of the equity interest and 100% of the voting interest, except for directors' qualifying shares, if any. Any Person that is directly or indirectly wholly owned by the Cisneros Family shall be deemed a Wholly Owned Affiliate of ODC, and any Person that is directly or indirectly wholly owned by AOL Time Warner, Inc, a Delaware corporation, shall be deemed a Wholly Owned Affiliate of AOL.

         "Wireless Access Services" shall mean the provision by any Person of network access by use of electromagnetic waves (irrespective of bandwidth or transmission protocol) to online and/or internet services to end users of mobile wireless access devices, which access services are acquired or developed by AOL for Launch anywhere on or prior to August 7, 2004. "Wireless Access Services" shall not include any PC Access Services or TV Access Services, notwithstanding their use of electromagnetic waves or otherwise. For the avoidance of doubt, the fact that an end user of a PC Access Service or TV Access Service shall transmit information to his or her personal computer or television by means of an infrared or other wireless keyboard or similar input device shall not make such PC Access Service or TV Access Service a Wireless Access Service.

         (c) COMPETING ACTIVITIES AND CORPORATE OPPORTUNITIES. The stockholders of the Corporation, including, without limitation, AOL, ODC, and their respective officers, directors, agents, shareholders, members, partners, Affiliates and Subsidiaries (other than the Corporation and its Subsidiaries), may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the




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same as or similar to the Corporation's business or the business of any
Subsidiary or Affiliate of the Corporation and that might be in direct or indirect competition with the Corporation or any Subsidiary or Affiliate of the Corporation, including, without limitation, any business of the Corporation conducted pursuant to any Special Power, and neither the Corporation, any Subsidiary or Affiliate of the Corporation (other than the Corporation and its Subsidiaries) nor any other stockholder of the Corporation shall have any right in or to such other ventures or activities or to receive or share in any income or proceeds derived therefrom. If either AOL or ODC (or, except as to any matter the Corporation has the corporate power to exploit pursuant to Clause (d) of Article THIRD, any of their respective officers, directors, agents, shareholders, members, partners, Affiliates or Subsidiaries) acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Corporation shall have no interest in, and no expectation that, such Corporate Opportunity be offered to it, any such interest or expectation being hereby renounced, so that such Person (1) shall have no duty to communicate or present such Corporate Opportunity to the Corporation, shall have the right to hold any such Corporate Opportunity for its (and its officers', directors', agents', shareholders', members', partners', Affiliates' or Subsidiaries') own account or to recommend, sell, assign or otherwise transfer such Corporate Opportunity to Persons other than the Corporation or any Subsidiary of the Corporation, and (2) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or otherwise by reason of the fact that such Person pursues or acquires such Corporate Opportunity for itself, directs, sells, assigns or otherwise transfers such Corporate Opportunity to another Person, or does not communicate information regarding such Corporate Opportunity to the Corporation.

         (d)  LIMITATION ON CORPORATE POWERS.

                  (1) The Corporation shall not have the corporate power to take any action, or to cause or permit any Subsidiary or Affiliate to take any action, to exploit in any manner any Corporate Opportunity (other than a Special Power) unless and until exploitation of such Corporate Opportunity is rejected by AOL and by ODC (in each case by each of AOL and ODC on their own behalf and on behalf of their respective Subsidiaries and Affiliates) as set forth herein. The Corporation shall not have the corporate power to take any action, or to cause or permit any Subsidiary or Affiliate to (or to own any Subsidiary or Affiliate that does) take any action, to exploit in any manner any Corporate Opportunity, knowledge of which is obtained by any person who is an officer, director, employee or agent of the Corporation and who is neither (1) a Class B or Class C Director nor (2) an officer or director of AOL or ODC or any of their Subsidiaries or Affiliates (other than the Corporation) unless and until (A) such Corporate Opportunity shall be presented to AOL and ODC (in each case to AOL and ODC on their own behalf and on behalf of their respective Subsidiaries and Affiliates) and (B) AOL determines that AOL shall not and ODC determines that ODC shall not (in each case by each of AOL and ODC on their own behalf and on behalf of their respective Subsidiaries and Affiliates) pursue such Corporate Opportunity. The Corporation shall not have the corporate power to take any action, or to cause or permit any Subsidiary or Affiliate to take any action, to exploit in any manner any Corporate Opportunity, knowledge of which is obtained by any person who is a director or officer of the Corporation and who is either (1) a Class B Director or (2) a director or officer of AOL or any of its Subsidiaries or Affiliates (other than the Corporation) unless and until exploitation of such Corporate Opportunity is rejected by AOL on its own behalf and on behalf of its Subsidiaries and Affiliates. The Corporation shall not have the corporate power to take any action, or to cause or permit any Subsidiary or Affiliate to (or to own any Subsidiary or Affiliate that does) take any action, to exploit



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         in any manner any Corporate Opportunity, knowledge of which is obtained by any person who is a director or officer of the Corporation and who is either (1) a Class C Director or (2) a director or officer of ODC or any of its Subsidiaries or Affiliates (other than the Corporation) unless and until exploitation of such Corporate Opportunity is rejected by ODC on its own behalf and on behalf of its Subsidiaries and Affiliates. Notwithstanding the foregoing, each or both of AOL and ODC, and each of their Subsidiaries and Affiliates, may exploit any Corporate Opportunity that may become or is a Special Power of the Corporation regardless of whether the Corporation is then exploiting or attempting to exploit such Special Power.

                  (2) For purposes of Clause (d)(1) of this Article THIRD, if any Person entitled to exploit a Corporate Opportunity does not, within 180 calendar days after becoming aware of such Corporate Opportunity, begin to pursue, or thereafter continue to pursue, such Corporate Opportunity, the Corporation shall then have the corporate power to take any action or cause or permit any Subsidiary to take any action to exploit in any manner any such Corporate Opportunity; provided that the 180 calendar days within which a Person must begin to or continue to pursue a Corporate Opportunity shall not be deemed to have elapsed with respect to a Person until the day after the date reasonably determined by the Board of Directors of the Corporation to be the 180th calendar day after such Person became aware of the Corporate Opportunity as set forth in a written notice from the Corporation to the Person or Persons entitled to exploit the Corporate Opportunity; and provided further that each recipient of such notice does not object to such determination in writing to the Corporation within ten (10) business days following the receipt of such written notice. In the case of an objection by a recipient of the date set forth in the written notice provided in the preceding sentence, the 180th calendar day shall be the date mutually agreed upon by the Corporation and the Person or Persons entitled to exploit the Corporate Opportunity.

                  (3) Except as specifically provided in Clause (d)(1) of this Article THIRD, for purposes of Clause (d) of this Article THIRD only
         (A) the term "Corporation" shall mean the Corporation and all Subsidiaries and Affiliates of the Corporation and (B) the terms AOL and ODC shall mean, as applicable, AOL, ODC, and each of their Subsidiaries and Affiliates other than the Corporation.

         (e) INDEMNIFICATION.

                  (i) If, and to the extent that, the Corporation, any stockholder of the Corporation or any other Person brings any Action against AOL or ODC (or any of their officers, directors, agents, shareholders, members, partners, Affiliates or Subsidiaries) seeking any Damages or injunctive or other equitable relief based on, arising out of or relating to any breach or alleged breach of any fiduciary or other duty based on any action or inaction which is permitted by the provisions of this Article THIRD or which is otherwise taken in reliance upon the provisions of this Article THIRD, the Corporation shall, to the fullest extent permitted by law, indemnify and hold such Persons harmless from and against all Damages arising out of or in connection with any such Action. The right to indemnification conferred herein shall include the right to be paid by the Corporation the expenses (including attorneys', accountants', experts' and other professionals' fees, costs and expenses) incurred in defending any such Action in advance of its final disposition (an "Advancement of Expenses"); provided, however, that if, but only if and then only to the extent, the GCL requires, an Advancement of Expenses incurred by an indemnitee hereunder shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article THIRD or otherwise. The rights to indemnification and to the Advancement of Expenses conferred herein shall be contract rights and, as such, shall inure to the benefit of the indemnitee's successors, assigns, heirs, executors and administrators.

                  (ii) If a claim for indemnification under this Article THIRD hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (B) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses only upon a Final Adjudication that, the indemnitee has not met the applicable standard for indemnification, if any, set forth in the GCL. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth herein or in the GCL, nor an actual determination by the Corporation (including its directors, or a committee thereof, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article THIRD or otherwise, shall be on the Corporation.

                  (iii) The rights to indemnification and to the Advancement of Expenses conferred in this Article THIRD shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, this Certificate of Incorporation, the Corporation's By-laws, or any agreement, vote of stockholders or disinterested directors or otherwise.

         (f) NOTICE TO HOLDERS. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation, or any other securities, rights, warrants, options or debt instruments of the Corporation convertible into or exchangeable for, capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article THIRD.

         FOURTH: (a) AUTHORIZED CAPITAL STOCK.

                  (i) AUTHORIZED SHARES. The total number of shares of stock that the Corporation shall have the authority to issue is 2,250,000,000 shares, comprised of 1,750,000,000 shares of Common Stock, par value $.01 per share, issuable in three classes, as set forth below, and 500,000,000 shares of Preferred Stock, par value $.01 per share, issuable in one or more series as hereinafter provided.

                  (ii) COMMON STOCK. The authorized shares of Common Stock shall be comprised of (1) 1,250,000,000 shares of Class A Common Stock (the "Class A Common Stock"); (2) 250,000,000 shares of Class B Common Stock (the "Class B Common Stock"); and (3) 250,000,000 shares of Class C Common Stock (the "Class C Common Stock."). The Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall hereinafter collectively be called the "Common Stock."

                  (iii) PREFERRED STOCK. Of the 500,000,000 shares of Preferred Stock authorized for issuance, (1) 150,000,000 shares shall be designated and known as the "Series B Redeemable Convertible Preferred Stock" (hereinafter, the "Series B Preferred Stock"), (2) 150,000,000 shares shall be designated and known as the "Series C Redeemable Convertible Preferred Stock" (hereinafter, the "Series C Preferred Stock") and (3) 200,000,000 shares shall be reserved for issuance by the Board in accordance with the provisions of Clause (c) of this Article FOURTH. The Series B Preferred Stock and Series C Preferred Stock shall have the rights, privileges and obligations set forth in Clause (c) of this Article FOURTH. The rights, privileges and obligations of each other series of Preferred Stock shall be as set forth in the resolution or resolutions adopted in the manner set forth in Clause (c) of this Article FOURTH. The Series B Preferred Stock, the Series C Preferred Stock and each other series of Preferred Stock created by the Corporation in accordance with the provisions of this Certificate of Incorporation shall hereinafter collectively be called the "Preferred Stock."

                  (iv) INCREASES AND DECREASES IN SIZE. The number of authorized shares of any class or classes or series of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) only after receiving each of the following votes: (x) the affirmative vote of the holders of at least seventy five percent (75%) of the voting power of the stock of the Corporation entitled to vote generally in the election of Class A Directors ("Voting Stock") irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereinafter enacted and without a separate class vote of the holders of such class or classes, except as provided in clauses (y) and (z) hereof; (y) if there are one or more shares of Class B Securities then outstanding, the affirmative vote of the holders of a majority of the Class B Securities then outstanding voting together as a single class; and (z) if there are one or more shares of Class C Securities then outstanding, the affirmative vote of the holders of a majority of the Class C Securities then outstanding voting together as a single class.

         (b) TERMS OF COMMON STOCK; VOTING; DIRECTORS.

                  (i) RIGHTS AND PRIVILEGES; VOTING RIGHTS.

                           (A) The holders of shares of Common Stock shall have
                  the following voting rights:

                                    (1) Each share of Class A Common Stock shall
                           be entitled to one (1) vote per share in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation on which the holders of the Class A Common Stock are entitled to vote.

                                    (2) Each share of High Vote Common Stock
                           shall be entitled to ten (10) votes per share in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation on which the holders of such High Vote Common Stock are entitled to vote.

                                    (3) Except as provided in Clause (c) of
                           Article FOURTH and as may be provided pursuant to resolutions of the Board adopted pursuant to the provisions of this Certificate of Incorporation and the By-laws, establishing any series of Preferred Stock and granting to the holders of such shares of Preferred Stock rights to elect additional directors under specified circumstances, and subject to Article FOURTH, Clause (b)(iii)(C) and (D) and Article FIFTH, Clause (a) below, the Board shall consist of fourteen

                           (14) directors. Subject to Article FOURTH, Clauses
                           (b)(iii)(C) and (D) and Article FIFTH, Clause (a) below: (x) the holders of the Class B Securities, voting separately as a class, shall be entitled to elect five (5) of the fourteen (14) directors of the Board (each a "Class B Director"); (y) the holders of the Class C Securities, voting separately as a class, shall be entitled to elect five (5) of the fourteen
                           (14) directors of the Board (each a "Class C
                           Director"); and (z) the remaining four (4) directors (each a "Class A Director"), shall be elected by the vote of the holders of the Common Stock, voting as one class (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

                                    (4) Except as provided in Clause (c) of
                           Article FOURTH or as otherwise required in this Certificate of Incorporation, the By-laws or by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation generally (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

                           (B)(1) Notwithstanding anything in this Certificate
                  of Incorporation to the contrary, so long as any shares of High Vote Stock are outstanding, except as otherwise required by Section 242(b)(2) of the GCL, only the holder or holders, as the case may be, of the High Vote Stock shall be entitled to vote generally on the matters set forth in clauses (I) through (VII) of this Clause (b)(i)(B)(1), and the vote of holders of a majority of the outstanding Class B Securities and Class C Securities, each voting separately as a class, or if only one of the Class B Securities or Class C Securities is then outstanding, the vote of holders of a majority of such Class B Securities or Class C Securities shall be required to:

                                    (I) Approve any amendment or repeal of
                           Article THIRD of this Certificate of Incorporation or adopt any provision inconsistent therewith;

                                    (II) Approve any amendment or repeal of
                           Article FOURTH of this Certificate of Incorporation or adopt any provision inconsistent therewith;

                                    (III) Approve any amendment or repeal of
                           Article FIFTH of this Certificate of Incorporation or adopt any provision inconsistent therewith;

                                    (IV) Approve any amendment or repeal of
                           Articles III (including Schedule 3.1(b) thereto), IV, X, or XI or Section 5.2 of the By-laws;

                                    (V) Approve any expansion of the business of
                           the Corporation beyond the provision of PC Access Services, AOL-branded TV Access Services, AOL-branded Wireless Access Services and AOL-branded Internet Portal Services in the Territory;

                                    (VI) Approve the creation of any Operating
                           Entity in any country within the Territory; and

                                    (VII) Approve the commencement of any Action
                           (without regard to the amount in controversy) or settlement of any Action to which the Corporation or any Subsidiary is a party or the subject thereof, which Action could materially adversely affect the rights of AOL or ODC or any of their Subsidiaries or Affiliates.

                                    (2) Notwithstanding anything in this
                  Certificate of Incorporation to the contrary, so long as any shares of High Vote Stock are outstanding, the vote of holders of a majority of the outstanding Class B Securities (except to the extent that the holders of a majority of the outstanding Class B Securities have waived such voting right) and Class C Securities (except to the extent that the holders of a majority of the outstanding Class C Securities have waived such voting right), each voting separately as a class, or, if only one of the Class B Securities or Class C Securities is then outstanding, the vote of the holders of a majority of such Class B Securities or Class C Securities, shall be required to approve:

                                    (I) The merger, consolidation, dissolution
                           or liquidation of the Corporation or any Subsidiary, or any transaction having the same effect;

                                    (II) Except pursuant to (1) employee stock
                           option and similar incentive plans approved by the Board and the holders of a majority of each class of High Vote Stock or (2) a conversion or exchange right set forth in this Certificate of Incorporation or similar constitutive documents of any Subsidiary, or in the Stockholders' Agreement, the issuance, authorization, cancellation, alteration, modification, redemption or any change in, of, or to, any Common Stock, Preferred Stock or other equity security of the Corporation or any Subsidiary, or any option, put, call or warrant with respect to the foregoing;

                                    (III) The transfer or other disposition of,
                           or placing any Encumbrance (other than Permitted Encumbrances) on, any material asset of the Corporation or any Subsidiary (other than disposition of inventory or obsolete assets of the Corporation or any Subsidiary);

                                    (IV) Any transaction involving (i) the
                           Corporation or any Subsidiary as a result of which the Corporation or any Subsidiary, alone or with its Affiliates, acquires control over any other Person; or (ii) any related series or combination of transactions having or which will have, directly or indirectly, the same effect as any of the foregoing;

                                    (V) The establishment of any entity (or the
                           creation of any entity owned jointly with any other party) by the Corporation or any Subsidiary and the adoption of, and any material changes to, any Subsidiary's method of doing business;

                                    (VI) The adoption of any Business Plan for
                           an Operating Entity and the approval of any modification of any line item or other provision in any Business Plan in respect of any Operating Entity.

                                    (VII) The adoption of any strategic plan and
                           business projections for the Corporation or any Subsidiary and approval, rescission or amendment of any strategic decision material to the conduct of the business of the Corporation or any Subsidiary;

                                    (VIII) The establishment of, or making any
                           significant modification to, the investment and/or cash management policies of the Corporation or any Subsidiary;

                                    (IX) The approval of the discontinuation of
                           any material activity engaged in from time to time by the Corporation or any Subsidiary;

                                    (X) The approval of the entering into of any
                           partnership, joint venture or consortium with any other Person by the Corporation or any Subsidiary;

                                    (XI) The entry into agreements by the
                           Corporation or any Subsidiary outside of the ordinary course of business; and

                                    (XII) The approval of the filing for
                           bankruptcy of or any decision not to take action to prevent a filing for bankruptcy or not to oppose an involuntary filing for bankruptcy or other winding up of the Corporation or any Subsidiary.

                  (ii) DIVIDENDS AND DISTRIBUTIONS.

                           (A) Subject to the preferences applicable to the
                  Preferred Stock outstanding at any time, if any, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor; provided, that, subject to the provisions of this Section, the Corporation shall not pay dividends or make distributions to any holders of any class of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class.

                           (B) In the case of dividends or other distributions
                  payable in Class A Common Stock, Class B Common Stock or Class C Common Stock, including distributions pursuant to stock splits or divisions of Class A Common Stock, Class B Common Stock or Class C Common Stock which occur after the first date upon which the Corporation has issued shares of any of Class A Common Stock, Class B Common Stock or Class C Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock, only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock, and only shares of Class C Common Stock shall be distributed with respect to Class C Common Stock. In the case of any such dividend or distribution payable in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, the number of shares of each class of Common Stock payable per share of each such class of Common Stock shall be equal in number.

                           (C) In the case of dividends or other distributions
                  consisting of other voting securities of the Corporation or of voting securities of any Person that is a Wholly Owned Affiliate of the Corporation, the Corporation shall declare and pay such dividends in three separate classes of such voting securities, identical in all respects, except that: (1) the voting rights of each such security paid to the holders of Class B Common Stock and Class C Common Stock, when compared to the voting rights of each such security paid to the holders of Class A Common Stock, shall have voting rights determined pursuant to the same formula as provided in Clause (b)(i)(A) of Article FOURTH above; (2) such security paid to the holders of Class B Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions then applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of Class B Common Stock; and (3) such security paid to the holders of Class C Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions then applicable to the conversion of Class C Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of Class C Common Stock. In the case of any such dividend or distribution payable in other voting securities of the Corporation or any Wholly Owned Affiliate of the Corporation, the number of shares or other interest of such voting securities payable per share of each such class of Common Stock shall be equal in number.

                           (D) In the case of dividends or other distributions
                  consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of any Person that is a Wholly Owned Affiliate of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that: (1) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class B Common Stock and Class C Common Stock, when compared to the voting rights of each security underlying the convertible or exchangeable security paid to the holders of the Class A Common Stock, be determined pursuant to the same formula as provided in Clause (b)(i)(A) of Article FOURTH above; (2) such underlying securities paid to the holders of the Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions then applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock; and (3) such underlying securities paid to the holders of the Class C Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions then applicable to the conversion of Class C Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class C Common Stock. In the case of any such dividend or distribution payable in other voting securities of the Corporation or any Wholly Owned Affiliate of the Corporation, the number of shares or other interest of such voting securities payable per share of each such class of Common Stock shall be equal in number.

                  (iii) CONVERSION OF HIGH VOTE COMMON STOCK.

                           (A) OPTIONAL CONVERSION BY THE HOLDER. Each holder of
                  High Vote Common Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of such holder's High Vote Common Stock on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock. Such right shall be exercised by the surrender to the Corporation of the certificate or certificates representing the shares of High Vote Common Stock to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Corporation's transfer agent (the "Transfer Agent"), accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Class A Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause (b)(iii)(H) below.

                           (B)      AUTOMATIC CONVERSION UPON TRANSFER.

                                    (1) Each share of High Vote Common Stock
                           transferred, directly or indirectly, by one or more Parent Entities (or any Permitted Transferee) to one or more Persons other than a Permitted Transferee shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock upon such disposition, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any High Vote Common Stock by a Parent Entity so long as the transferring Parent Entity continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. Notwithstanding the foregoing, any share of High Vote Common Stock transferred by a Parent Entity (or any Permitted Transferee) pursuant to the provisions of the preceding sentence shall, if such transfer is to any Person other than a Parent Entity or a Wholly Owned Affiliate of a Parent Entity, automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock (A) upon such transfer, unless the applicable Parent Entity obtains from such transferee a voting agreement and voting proxy, each in form and substance satisfactory to the Corporation and the other Parent Entity (if such other Parent Entity then holds any High Vote Stock), pursuant to which the transferee agrees to grant to the appropriate Parent Entity the right to vote all shares of High Vote Common Stock transferred to such Person, such vote to be at the sole discretion of the appropriate Parent Entity, (B) upon the termination of, or the occurrence of any event invalidating or modifying in any material respect the voting provisions contained in, any voting agreement or voting proxy entered into pursuant to the provisions of the preceding Clause (A), and (C) solely with respect to a transfer to an Employee of a Parent Entity and/or one or more Cisneros Family members, if
                           (i) such transfer (1) with respect to transfers by AOL and its Permitted Transferees, either individually or when aggregated with all prior transfers of Series D Preferred Stock and High Vote Stock to Employees of AOL, exceeds 20,371,667 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that (x) all shares of Series D Preferred Stock so transferred are converted into High Vote Common Stock at the Series D Conversion Ratio and (y) all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) and (2) with respect to transfers by ODC and its Permitted Transferees, either individually or when aggregated with all prior transfers of Series E Preferred Stock and High Vote Stock to Employees of ODC and Cisneros Family members, exceeds 19,972,382 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that (x) all shares of Series E Preferred Stock so transferred are converted into High Vote Common Stock at the Series E Conversion Ratio and (y) all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) or (ii) such person ceases to be an Employee of the transferring Parent Entity. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any transfers of Class B Common Stock and ODC shall be the appropriate Parent Entity with respect to any transfers of Class C Common Stock. A copy of every voting agreement and voting proxy entered into in accordance with the provisions hereof, and all amendments thereto or modifications thereof, must be filed with the Corporation promptly after its execution. Notwithstanding the foregoing, (y) if any Permitted Transferee ceases to qualify as a Permitted Transferee at anytime following the transfer of the High Vote Common Stock, then each share of the High Vote Common Stock transferred to such Permitted Transferee shall automatically convert, at the time that the transferee ceases to so qualify, into one
                           (1) fully paid and non-assessable share of Class A Common Stock; and (z) no transfer of High Vote Common Stock may be made, and any such transfer shall not be deemed to be valid by the Corporation, if such transfer would, when combined with all other transfers of such High Vote Common Stock previously consummated, require the Corporation to register the Class B Common Stock and/or Class C Common Stock under the Securities Exchange Act of 1934, as amended. Determinations as to the occurrence of events listed in this Clause (b)(iii)(B) of Article FOURTH shall be made by a majority of the Board of Directors, subject to the provisions of Clause (c) of Article FIFTH regarding the approval of actions with stockholders.

                                    (2) In addition, if any Person other than a
                           Permitted Transferee otherwise acquires any direct or indirect ownership interest in a share of High Vote Common Stock, such share of High Vote Common Stock automatically shall convert into one (1) fully paid and non-assessable share of Class A Common Stock upon such Person acquiring such ownership interest, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any Class B Common Stock or Class C Common Stock by a Parent Entity or any Permitted Transferee so long as the appropriate Parent Entity continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Class B Common Stock and ODC shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Class C Common Stock.

                           (C) If at any time AOL, its Wholly Owned Affiliates
                  and its Employees own less than 50,929,167 shares of Class B Common Stock in the aggregate (including shares of Class B Common Stock issuable upon conversion of then outstanding shares of Series B Preferred Stock, in each case as adjusted to negate any reduction in the number of shares of Class B Common Stock and/or Series B Preferred Stock owned by AOL resulting from the admission of a Strategic Partner approved by the Special Committee pursuant to Article FIFTH, Clause (d) and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction) (a "Class B Triggering Event"), then each share of Class B Common Stock then issued and outstanding, including shares issuable upon the conversion of Series B Preferred Stock in connection with the occurrence of the Class B Triggering Event, shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation as soon as practicable thereafter by means of a press release and written notice to all holders of Class B Common Stock, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause
                  (b)(iii)(H) below. Effective upon a Class B Triggering Event, the term of any then serving Class B Directors shall terminate, and the size of the Board and any committee of the Board on which any such director serves shall be decreased by the number of Class B Directors then serving thereon.

                           (D) If at any time ODC, its Wholly Owned Affiliates,
                  members of the Cisneros Family and ODC Employees own less than 49,930,955 shares of Class C Common Stock in the aggregate (including shares of Class C Common Stock issuable upon conversion of then outstanding shares of Series C Preferred Stock, in each case as adjusted to negate any reduction in the number of shares of Class C Common Stock and/or Series C Preferred Stock owned by ODC resulting from the admission of a Strategic Partner approved by the Special Committee pursuant to Article FIFTH, Clause (d) and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction) (a "Class C Triggering Event"), then each share of Class C Common Stock then issued and outstanding, including shares issuable upon the conversion of Series C Preferred Stock in connection with the occurrence of the Class C Triggering Event, shall thereupon be converted automatically as of such date into one
                  (1) fully paid and non-assessable share of Class A Common Stock. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation as soon as practicable thereafter by means of a press release and written notice to all holders of Class C Common Stock, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class C Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class C Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause
                  (b)(iii)(H) below. Effective upon a Class C Triggering Event, the term of any then serving Class C Directors shall terminate, and the size of the Board and any committee of the Board on which any such director serves shall be decreased by the number of Class C Directors then serving thereon.

                           (E) As promptly as practicable following the
                  surrender for conversion of a certificate representing shares of High Vote Common Stock in the manner provided in Article FOURTH, Clauses (b)(iii)(A), (B), (C) or (D) above, and the payment in cash of any amount required by the provisions of Article FOURTH, Clause (b)(iii)(H) below, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the event causing the conversion occurs. Upon the date any such conversion is deemed made or effected, all rights of the holder of such shares of High Vote Common Stock as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

                           (F) Upon any reclassification or other similar
                  transaction that results in the shares of Class A Common Stock being converted into or exchanged for another security, holders of High Vote Common Stock shall be entitled to receive upon conversion or exchange of such High Vote Common Stock the amount of such security that such holder would have received if such conversion or exchange had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the conversion or exchange of any share of High Vote Common Stock; provided, however, that if a share of High Vote Common Stock shall be converted or exchanged subsequent to the record date for the payment of a dividend or other distribution on shares of High Vote Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion or exchange thereof or the default in payment of the dividend or distribution due on such date.

                           (G) The Corporation covenants that it shall at all
                  times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issuance upon conversion of the outstanding shares of High Vote Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of High Vote Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of High Vote Stock by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock require registration with or approval of any Governmental Authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion of any High Vote Stock, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation shall use its best efforts to list or otherwise qualify for trading the shares of Class A Common Stock required to be delivered upon conversion or exchange prior to such delivery upon each national securities exchange, automated quotation system or other market upon which the outstanding Class A Common Stock is listed or qualified for trading at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of High Vote Stock will, upon issue, be validly issued, fully paid and non-assessable.

                           (H) The issuance of certificates for shares of Class
                  A Common Stock upon conversion of shares of High Vote Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of High Vote Common Stock being converted, then the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

                           (I) Shares of High Vote Common Stock that are
                  converted into shares of Class A Common Stock as provided herein shall continue to be authorized shares of Class B Common Stock or Class C Common Stock, as the case may be, and available for reissue by the Corporation; provided, however, that no shares of High Vote Common Stock shall be reissued except as expressly permitted by Article FOURTH, Clause
                  (b)(ii) above or Article FOURTH, Clause (b)(iv) below.

                  (iv) STOCK SPLITS. The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

                  (v) LIQUIDATION RIGHTS. Upon any dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of the High Vote Preferred Stock and each additional series of Preferred Stock, if any then outstanding, the remaining assets and funds of the Corporation, if any, shall be divided among and paid to the respective holders of the Common Stock and High Vote Preferred Stock and to the holders of any other stock ranking on a parity with the Common Stock, ratably in proportion to the number of shares of Common Stock they then hold assuming, for purposes of such calculation, that all outstanding shares of High Vote Preferred Stock are converted into shares of High Vote Common Stock at the then applicable Conversion Ratio as of the date immediately preceding such distribution.

                  (vi) NO PREEMPTIVE RIGHTS. The holders of shares of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock.

         (c) PREFERRED STOCK. Subject to the voting and approval procedures set forth in Article FOURTH, clause (b) and Article FIFTH, Clause (d) of this Certificate of Incorporation and in Article III of the By-laws, the Board is hereby expressly granted authority to authorize in accordance with law from time to time the issue of one or more series of Preferred Stock in addition to the Series B Preferred Stock and Series C Preferred Stock, and with respect to any such series to fix by resolution or resolutions the numbers of shares, powers, designations, preferences and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof and to establish the price and consideration to be received therefor, as well as all other matters applicable thereto as may be fixed or established pursuant to any such resolution in accordance with the provisions of the GCL.

                  The preferences, privileges and restrictions granted to or imposed upon the Series B Preferred Stock and Series C Preferred Stock, or the holders thereof, are as follows:

                  (i)      DESIGNATION AND AMOUNT.

                           (A) SERIES B PREFERRED STOCK. The number of shares
                  constituting the Series B Preferred Stock shall be 150,000,000 (One Hundred Fifty Million). Such number of shares may be increased or decreased in accordance with the other provisions of this Article FOURTH, provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into or exchangeable for Series B Preferred Stock.

                           (B) SERIES C PREFERRED STOCK. The number of shares
                  constituting the Series C Preferred Stock shall be 150,000,000 (One Hundred Fifty Million). Such number of shares may be increased or decreased in accordance with the other provisions of this Article FOURTH, provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into or exchangeable for Series C Preferred Stock.

                           (C) Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

                  Exhibit A         Series D Redeemable Convertible Preferred
                                    Stock and Series E Redeemable Convertible
                                    Preferred Stock

                  (ii)     DIVIDENDS AND DISTRIBUTIONS.

                           (A) PREFERRED STOCK DIVIDENDS. Subject to the GCL and
                  the provisions of this Certificate of Incorporation, the holders of shares of High Vote Preferred Stock, in preference to the holders of shares of Common Stock and of any other capital stock of the Corporation ranking junior to the High Vote Preferred Stock as to payment of dividends, shall be entitled to receive, when and as declared by the Board, out of funds legally available therefor, cumulative dividends at the annual per share rate of three percent (3%) of the per share Liquidation Preference. Dividends on each share of High Vote Preferred Stock shall accrue daily from the date of issuance of such share of High Vote Preferred Stock; provided, that if any shares of any series of High Vote Preferred Stock have been or are issued upon conversion of any other share of capital stock of the Corporation (including without limitation the Series D Preferred Stock and the Series E Preferred Stock), and any dividends are then accrued on such converted shares, there shall be deemed accrued on each share of such series of High Vote Preferred Stock an additional amount equal to the aggregate of such accrued dividends on such other shares of capital stock divided by the total number of shares of such series of High Vote Preferred Stock outstanding immediately following such conversion. All such dividends shall be payable annually in arrears; provided, that each such dividend shall not be payable in cash, and instead shall be payable solely in additional shares of the Corporation's Series B Preferred Stock and Series C Preferred Stock, as applicable, with the value of such additional shares equal, for such purposes, to the Fair Market Value, on the date of such dividends, of a share of Class A Common Stock which is ultimately issuable upon conversion of the High Vote Common Stock issuable upon conversion of the High Vote Preferred Stock. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period during which shares are outstanding shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period in which payable. No fractional shares of High Vote Preferred Stock shall be issued in respect of any such dividend, and the number of shares issuable to any holder who otherwise would be issued a fractional share shall be rounded down to the nearest whole number of shares and the Corporation shall make a cash payment to such Holder in an amount equal to such fraction multiplied by the Fair Market Value of one share of Class A Common Stock multiplied by the then applicable Conversion Ratio.

                           (B) DIVIDEND RESTRICTIONS. Unless all accrued
                  dividends on the High Vote Preferred Stock pursuant to this Clause (c)(ii) of Article FOURTH shall have been paid or declared, no dividend shall be paid or declared, and no distribution shall be made on any Common Stock or any class or series of capital stock ranking junior to the High Vote Preferred Stock. If dividends are declared with respect to the Common Stock or any class or series of capital stock ranking junior to the High Vote Preferred Stock and the foregoing condition is satisfied, then holders of High Vote Preferred Stock shall be entitled to receive a dividend equivalent to that which would have been payable had the High Vote Preferred Stock been converted into shares of Common Stock immediately prior to the record date for payment of the dividends on the Common Stock and no such dividend on Common Stock shall be paid unless and until such dividend also shall have been paid on the High Vote Preferred Stock. No dividends or other distributions shall be authorized, declared, paid or set apart for payment on any class or series of the Corporation's stock heretofore or hereafter issued ranking, as to dividends, on a parity with or junior to the High Vote Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, authorized, declared or paid on the High Vote Preferred Stock. The restrictions contained in this Clause (c)(ii)(B) shall not apply to any dividend or distribution in respect of which an adjustment has been, or simultaneously is being, made pursuant to the provisions of Clause (c)(v)(D) of this Article FOURTH.

                  (iii)    LIQUIDATION, DISSOLUTION OR WINDING-UP.

                           (A) PREFERRED PREFERENCE. In the event of any
                  voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment of all amounts owing to holders of capital stock ranking senior to the High Vote Preferred Stock, the holders of shares of High Vote Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the Common Stock or any class or series of capital stock ranking junior to the High Vote Preferred Stock by reason of their ownership thereof, an amount of $2.7268 per share of Series B Preferred Stock and $2.7272 per share of Series C Preferred Stock (collectively, the "Liquidation Preference"), in each case plus an amount equal to all accrued but unpaid dividends, if any, to the date of winding up, whether or not declared ("Accrued Dividends"), on the High Vote Preferred Stock. If upon such liquidation, distribution or winding-up of the Corporation, whether voluntary or involuntary, the assets available to be distributed to the holders of High Vote Preferred Stock are insufficient to permit payment in full of the Liquidation Preference together with Accrued Dividends on the High Vote Preferred Stock to such holders, then such assets shall be distributed first, ratably among the holders of the Series B Preferred Stock until such time as they shall have received $0.5718 per share, and thereafter ratably among all of the holders of High Vote Preferred Stock in the ratio of $2.1550 plus full Accrued Dividends on the Series B Preferred Stock per share of Series B Preferred Stock and $2.7272 plus full Accrued Dividends on the Series C Preferred Stock per share of Series C Preferred Stock.

                           (B) REMAINING LIQUIDATING DISTRIBUTION. After payment
                  or provision for payment of all debts and liabilities of the Corporation has been made and after payment in full of the liquidation preferences due and owing (i) to the holders of capital stock of the Corporation ranking senior to the High

                  Vote Preferred Stock, if any, (ii) pursuant to Clause
                  (c)(iii)(A) of Article FOURTH above, (iii) to the respective holders of any capital stock ranking on parity with the High Vote Preferred Stock, and (iv) to the respective holders of any capital stock ranking junior to the High Vote Preferred Stock (and any such parity stock) but senior to the Common Stock, or the Corporation shall have set aside funds sufficient for such payments in trust for the account of such holders so as to be available for such payment, all remaining assets available for distribution, if any, shall be distributed to the holders of the Common Stock and High Vote Preferred Stock and to the holders of any other stock ranking on a parity with the Common Stock, each ratably in proportion to the number of shares of Common Stock or such other parity stock they then hold, assuming, for purposes of such calculation, that all outstanding shares of High Vote Preferred Stock are converted into shares of High Vote Common Stock at the then applicable Conversion Ratio as of the date immediately preceding such distribution.

                           (iv) VOTING RIGHTS. Each holder of shares of High
                  Vote Preferred Stock shall be entitled to notice of every stockholders' meeting and to vote on any and all matters on which the Common Stock and/or High Vote Common Stock may be voted. Each share of High Vote Preferred Stock shall be entitled at any such meeting (or in connection with any consent to be executed in lieu of any such meeting) to the number of votes per share determined as if such share of High Vote Preferred Stock had been converted into shares of the class of High Vote Common Stock into which such High Vote Preferred Stock is then convertible at the then applicable Conversion Ratio. Unless otherwise provided in this Certificate of Incorporation or required by law, each holder of each series of High Vote Preferred Stock shall:

                           (A) vote together with the holders of the class of
                  High Vote Common Stock into which such High Vote Preferred Stock is then convertible, if any shares of such class of High Vote Common Stock are then outstanding, as a single class on all matters submitted to a vote of the holders of such class of High Vote Common Stock, including, without limitation the election of directors and with respect to the matters set forth in Clause (b)(i)(B) of this Article FOURTH,

                           (B) vote as a separate class on all matters that
                  would be submitted to a vote of the holders of the class of High Vote Common Stock into which such High Vote Preferred Stock is then convertible, if no shares of such class of High Vote Common Stock are then outstanding, and

                           (C) vote together with the holders of Common Stock as
                  a single class on all matters submitted to a vote of the holders of Common Stock generally.

                  (v) CONVERSION. The holders of High Vote Preferred Stock shall have conversion rights as follows:

                           (A) RIGHT OF HOLDER TO CONVERT; AUTOMATIC CONVERSION.

                                    (1) SERIES B PREFERRED STOCK. Each issued
                           and outstanding share of Series B Preferred Stock shall initially be convertible, at the option of the holder thereof, at any time and without the payment of any additional consideration therefor, into one
                           (1) fully paid and nonassessable share of Class B Common Stock (the "Series B Conversion Ratio"). The initial Series B Conversion Ratio shall be subject to adjustment (in order to adjust the number of shares of Class B Common Stock into which the Series B Preferred Stock is convertible) as herein provided. In addition, each issued and outstanding share of Series B Preferred Stock automatically shall be converted into shares of Class B Common Stock at the then applicable Series B Conversion Ratio upon the occurrence of a Class B Triggering Event.

                                    (2) SERIES C PREFERRED STOCK. Each issued
                           and outstanding share of Series C Preferred Stock shall initially be convertible, at the option of the holder thereof, at any time and without the payment of any additional consideration therefor, into one
                           (1) fully paid and nonassessable share of Class C Common Stock (the "Series C Conversion Ratio"). The initial Series C Conversion Ratio shall be subject to adjustment (in order to adjust the number of shares of Class C Common Stock into which the Series C Preferred Stock is convertible) as herein provided. In addition, each issued and outstanding share of Series C Preferred Stock automatically shall be converted into shares of Class C Common Stock at the then applicable Series C Conversion Ratio upon the occurrence of a Class C Triggering Event.

                                    (3) AUTOMATIC CONVERSION UPON TRANSFER. Each
                           share of High Vote Preferred Stock transferred, directly or indirectly, by one or more Parent Entities (or any Permitted Transferee) to one or more Persons other than a Permitted Transferee shall automatically upon such transfer convert into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible, at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any High Vote Preferred Stock by a Parent Entity or any Permitted Transferee so long as the transferring Parent Entity continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. Notwithstanding the foregoing, any share of High Vote Preferred Stock transferred by a Parent Entity (or any Permitted Transferee) pursuant to the provisions of the preceding sentence shall, if such transfer is to any Person other than a Parent Entity or a Wholly Owned Affiliate of a Parent Entity, automatically convert into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock (A) upon such transfer, unless the applicable Parent Entity obtains from such transferee a voting agreement and voting proxy, each in form and substance satisfactory to the Corporation and the other Parent Entity (if such other Parent Entity then holds any High Vote Stock), pursuant to which the transferee agrees to grant to the appropriate Parent Entity the right to vote all shares of High Vote Preferred Stock transferred to such Person at the sole discretion of the appropriate Parent Entity, (B) upon the termination of, or the occurrence of any event invalidating or modifying in any material respect the voting provisions contained in, any voting agreement or voting proxy entered into pursuant to the provisions of the preceding Clause
                           (A), and (C) solely with respect to a transfer to an

                           Employee of a Parent Entity and/or one or more Cisneros Family members, if (i) such transfer (1) with respect to transfers by AOL and its Permitted Transferees, either individually or when aggregated with all prior transfers of Series D Preferred Stock and High Vote Stock to Employees of AOL, exceeds 20,371,667 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that
                           (x) all shares of Series D Preferred Stock so transferred are converted into High Vote Common Stock at the Series D Conversion Ratio and (y) all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) and (2) with respect to transfers by ODC and its Permitted Transferees, either individually or when aggregated with all prior transfers of Series E Preferred Stock and High Vote Stock to Employees of ODC and Cisneros Family members, exceeds 19,972,382 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that (x) all shares of Series E Preferred Stock so transferred are converted into High Vote Common Stock at the Series E Conversion Ratio and (y) all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) or (ii) such person ceases to be an Employee of the transferring Parent Entity. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any transfers of Series B Preferred Stock and ODC shall be the appropriate Parent Entity with respect to any transfers of Series C Preferred Stock. A copy of every voting agreement and voting proxy entered into in accordance with the provisions hereof, and all amendments thereto or modifications thereof, must be filed with the Corporation promptly after the execution thereof. Notwithstanding the foregoing, (y) if any Permitted Transferee ceases to qualify as a Permitted Transferee at anytime following the transfer of the High Vote Preferred Stock, then each share of the High Vote Preferred Stock transferred to such Permitted Transferee shall automatically convert, at the time that the transferee ceases to so qualify, into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock; and (z) no transfer of High Vote Preferred Stock may be made, and any such transfer shall not be deemed to be valid by the Corporation, if such transfer would, when combined with all other transfers of such High Vote Preferred Stock previously consummated, require the Corporation to register any of the Class B Securities and/or Class C Securities under the Securities Exchange Act of 1934, as amended. Determinations as to the occurrence of events listed in this Clause (c)(v)(A)(3) of Article FOURTH shall be made by a majority of the Board of Directors, subject to the provisions of Clause (c) of Article FIFTH regarding the approval of actions with stockholders. In addition, if any Person other than a Parent Entity, its Wholly Owned Affiliate, a Cisneros Family member or an Employee of ODC or AOL otherwise acquires any direct or indirect ownership interest in a share of High Vote Preferred Stock, such share of High Vote Preferred Stock automatically shall convert into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock, in any event, upon such Person acquiring such ownership interest; provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any High Vote Preferred Stock by a Parent Entity or any Permitted Transferee so long as the appropriate Parent Entity continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Series B Preferred Stock and ODC shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Series C Preferred Stock.

                           (B) FRACTIONAL SHARES. No fractional shares of Class B Common Stock or Class C Common Stock shall be issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then applicable Series B Conversion Ratio or Series C Conversion Ratio (rounded to the nearest whole cent), as the case may be, multiplied by the Fair Market Value.

                           (C) MECHANICS OF CONVERSION.

                                    (1) In order for a holder of High Vote
                           Preferred Stock to voluntarily convert shares of High Vote Preferred Stock into shares of High Vote Common Stock, such holder shall surrender the certificate or certificates for such shares of High Vote Preferred Stock, at the office of the transfer agent for the High Vote Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the High Vote Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of High Vote Common Stock to be issued and the number of shares of High Vote Preferred Stock to be converted. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date for a voluntary conversion, and the date of the Class B or Class C Triggering Event or other automatic conversion, as applicable, shall be the conversion date for an automatic conversion (each, a "Conversion Date") and each conversion shall be deemed effective as of the close of business on the applicable Conversion Date. The Corporation shall, as soon as practicable after a Conversion Date, issue and deliver at such office to such holder of converted High Vote Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of High Vote Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share or, if a Class B or Class C Triggering Event or other automatic conversion has occurred, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. In case the number of shares of High Vote Preferred Stock represented by the certificate or certificates surrendered pursuant to Clause (c)(v)(A) of Article FOURTH exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock or Series C Preferred Stock represented by such certificate or certificates surrendered but not converted. Notwithstanding anything to the contrary contained herein, at any time that shares of Class A Common Stock are to be issued as a result of an event causing the conversion of High Vote Preferred Stock, the affected shares of High Vote Preferred Stock shall automatically convert into the applicable class of High Vote Common Stock and immediately thereafter convert into Class A Common Stock without the necessity of the Corporation delivering to the holder a certificate to evidence the issuance of the High Vote Common Stock being automatically converted into Class A Common Stock and the Corporation shall only be required to deliver the certificate evidencing such shares of Class A Common Stock.

                                    (2) The Corporation shall at all times when
                           the High Vote Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the High Vote Preferred Stock, such number of its duly authorized shares of High Vote Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding High Vote Preferred Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion or exchange of the outstanding shares of High Vote Preferred Stock by delivery of purchased shares of High Vote Common Stock which are held in the treasury of the Corporation.

                                    (3) All shares of High Vote Preferred Stock
                           surrendered for conversion or deemed automatically converted, as applicable, as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to accrual of dividends shall immediately cease and terminate at the close of business on the Conversion Date (except only the right of the holders thereof to receive shares of the applicable class of Common Stock in exchange therefor) and any shares of High Vote Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation from time to time shall take appropriate action to reduce the authorized shares of High Vote Preferred Stock accordingly.

                                    (4) Upon any such conversion, no adjustment
                           to the then applicable Conversion Ratio shall be made for any declared but unpaid dividends on the shares of High Vote Preferred Stock surrendered for conversion or on the shares of Common Stock delivered upon conversion.

                           (D) ADJUSTMENTS TO CONVERSION RATIO.

                                    (1) SPECIAL DEFINITIONS:

                                          (aa) "ORIGINAL ISSUE DATE" shall mean
                                    August 7, 2000.

                                          (bb) "ADDITIONAL SHARES OF COMMON
                                    STOCK" shall mean all shares of Common Stock issued (or, pursuant to Clause (c)(v)(D)(2) of Article FOURTH, deemed to be issued) by the Corporation after the Original Issue Date.

                                    (2) ISSUE OF SECURITIES DEEMED ISSUE OF
                           ADDITIONAL SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                                          (y) in the case of any such dividend
                                    or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                                          (z) in the case of any such
                                    subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                           If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Ratio which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Ratio shall be adjusted pursuant to this Clause (c)(v)(D) of Article FOURTH as of the time of actual payment of such dividend.

                                    (3) ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS,
                           SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK.

                                            (aa) STOCK DIVIDENDS, DISTRIBUTIONS
                                    OR SUBDIVISIONS. If the Corporation shall issue Additional Shares of Common Stock in the manner described in Clause (c)(v)(D)(2) of Article FOURTH in a stock dividend, stock distribution or subdivision, the Conversion Ratio in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately increased.

                                            (bb) COMBINATIONS OR CONSOLIDATIONS.
                                    If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Ratio in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

                           (E) CERTIFICATE AS TO ADJUSTMENTS. Upon the
                  occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to Clause (c)(v)(D) of Article FOURTH, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of High Vote Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of High Vote Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Ratio then in effect, and
                  (3) the number of shares of Class B Common Stock and/or Class C Common Stock and the amount, if any, of other property, that then would be received upon the conversion of a share of High Vote Preferred Stock.

                           (F) NOTICE OF RECORD DATE. If any of the following
                  events occur:

                                    (1) the Corporation declares a dividend (or
                           any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                                    (2) the Corporation subdivides or combines
                           its outstanding shares of Common Stock;

                                    (3) there occurs or is proposed to occur any
                           reorganization, recapitalization or reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                                    (4) the involuntary or voluntary
                           liquidation, dissolution, or winding-up of the Corporation;

                  then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the High Vote Preferred Stock at their addresses as shown on the records of the Corporation or such transfer agent, at least fifteen (15) days prior to the record date specified in (aa) below or thirty days before the date specified in (bb) below, a notice stating the following information:

                                            (aa) the record date of such
                                    dividend, distribution, subdivision or
                                    combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or

                                            (bb) the date on which such
                                    reclassification, consolidation, merger, sale, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, liquidation, dissolution or winding-up.

                  (vi) REDEMPTION.

                           (A) MANDATORY REDEMPTION BY THE CORPORATION. The
                  Corporation shall redeem out of funds legally available all of the then outstanding shares of High Vote Preferred Stock pursuant to this Clause (c)(vi)(A) of Article FOURTH at the Redemption Price (the "Mandatory Redemptions") pursuant to the following schedule:

                                    (1) on August 7, 2005, the Corporation shall
                           redeem 87.80 % of the shares of each Series of High Vote Preferred Stock outstanding as of the date of the applicable Redemption Notice; and

                                    (2) on April 2, 2006, the Corporation shall
                           redeem the remaining shares of each Series of High

                           Vote Preferred Stock outstanding as of the date of the applicable Redemption Notice.

                  Each such date is referred to herein as a "Redemption Date." Upon any Mandatory Redemption, the Corporation shall redeem from each holder of High Vote Preferred Stock then outstanding the applicable percentage or amount of each Series of High Vote Preferred Stock then held by such holder. The "Redemption Price" per share of High Vote Preferred Stock to be redeemed at each Mandatory Redemption shall mean an amount in cash or shares of Class A Common Stock (valued at its then Fair Market Value), at the Corporation's option, equal to the sum of the Liquidation Preference attributable to such share plus an amount equal to all accrued but unpaid dividends attributable to such share as of the applicable Redemption Date.

                           (B) MECHANICS OF REDEMPTION.

                                    (1) MANDATORY REDEMPTION. In order to effect
                           a Mandatory Redemption, the Corporation shall send a notice (a "Redemption Notice") to the address of record for all holders of shares of High Vote Preferred Stock, which Redemption Notice shall:

                                          (aa) state that the Corporation is
                                    commencing a Mandatory Redemption,

                                          (bb) state the percentage of the then
                                    outstanding shares of each Series of High
                                    Vote Preferred Stock that will be redeemed, and

                                          (cc) state the Redemption Price,
                                    including the amount of accrued but unpaid dividends included in the Redemption Price and whether the Redemption Price will be paid in cash or shares of Class A Common Stock.

                           Once the Redemption Notice is mailed to the holders at their addresses of record, the specified percentage of shares of each Series of High Vote Preferred Stock shall be subject to redemption on the Redemption Date; provided, that a holder of High Vote Stock may avoid any such Mandatory Redemption by converting on the applicable Redemption Date, a number of shares of High Vote Preferred Stock that equals or exceeds the applicable percentage of shares of such Series of High Vote Preferred Stock held by such holder as of the applicable Redemption Date. On each Redemption Date each holder of shares of High Vote Preferred Stock then outstanding and not so converted shall surrender the certificate or certificates evidencing such shares of High Vote Preferred Stock to be redeemed thereat, duly endorsed, at the office of the Corporation or of any transfer agent for the High Vote Preferred Stock, and the Corporation shall pay such holder the applicable Redemption Price and deliver to such Holder, without service charge, a new certificate or certificates of the applicable Series of High Vote Preferred Stock as requested by such holder in that aggregate number of shares as represents the portion of the certificate(s) so surrendered as to which a Mandatory Redemption has not been made. Each holder of High Vote Preferred Stock may, in connection with any Mandatory Redemption, elect which of the shares of High Vote Preferred Stock then held by such holder shall be submitted for redemption on the applicable Redemption Date so long the aggregate amount of shares so redeemed equals the amount called in respect of such Mandatory Redemption. All shares of High Vote Preferred Stock so redeemed shall no longer be deemed to be outstanding and all rights with respect to such shares, including without limitation the right to accrual of dividends, shall immediately cease and terminate at the close of business of the Corporation on the applicable Redemption Date (except only the right of the holders thereof to receive the Redemption Price in exchange therefor), notwithstanding that the certificates representing such shares of High Vote Preferred Stock shall not have been surrendered at the office of the

                           Corporation or, if the Redemption Price is to be paid in shares of Class A Common Stock, that the certificates evidencing such shares of Class A Common Stock shall not then be actually delivered to such holder. If the Redemption Price is to be paid in shares of Class A Common Stock, each holder of shares of High Vote Preferred Stock to be redeemed shall give written notice to the Corporation that shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon redemption shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on the Redemption Date. No fractional shares of Class A Common Stock shall be issued upon redemption of any shares of High Vote Preferred Stock and cash in lieu of any fraction of a share will be paid to the holder thereof. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of High Vote Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid.

                                    (2) ELECTION TO CONVERT. Notwithstanding the
                           issuance of any Redemption Notice by the Corporation or the receipt of any Redemption Notice by any holder of High Vote Preferred Stock, such holder may elect to convert such High Vote Preferred Stock into the applicable class of High Vote Common Stock at any time prior to close of business of the Corporation on the Redemption Date. Any such conversion shall be at the then applicable Conversion Ratio and on the other terms and conditions set forth in Article FOURTH, Clause (c)(v).

                  (vii) REACQUIRED SHARES. Any shares of High Vote Preferred Stock converted, redeemed, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof, and shall not be reissued and shall, upon the filing of a certificate of retirement, return to the status of authorized but undesignated shares of Preferred Stock.

         FIFTH:   DIRECTORS.

         (a) VACANCIES IN THE BOARD; TRANSACTION OF BUSINESS. Except as provided in Article FOURTH, Clause (b)(iii)(C) and (D), any vacancies resulting from death, resignation, disqualification, removal or other cause with respect to a Class A Director shall be filled by the affirmative vote of the remaining Class A Directors then in office, even if less than a quorum of the Board, subject to the approval of the Special Committee of the person or persons selected to fill the vacancy or vacancies. Any vacancies resulting from death, resignation, disqualification, removal or other cause with respect to a Class B Director shall be filled only by the affirmative vote of the remaining Class B Directors then in office, even if less than a quorum of the Board, or by the sole remaining Class B Director, if there is only one then in office. In the absence of a sole remaining Class B Director, such vacancies shall be filled by a majority vote of the holders of the Class B Securities, voting together as a single class. Any vacancies resulting from death, resignation, disqualification, removal or other cause with respect to a Class C Director shall be filled only by the affirmative vote of a majority of the remaining Class C Directors then in office, even if less than a quorum of the Board, or by the sole remaining Class C Director, if there is only one then in office. In the absence of a sole remaining Class C Director, such vacancies shall be filled by a majority vote of the holders of the Class C Securities, voting together as a single class. Any director elected in accordance with this Clause (a) shall hold office until the next annual meeting of stockholders. Notwithstanding any provision in the By-laws to the contrary, the Board may not transact business at any meeting of the Board unless a majority of the Class B Directors and a majority of the Class C Directors are present or otherwise participate at such meeting. Notwithstanding the foregoing, the preceding sentence shall be of no further force and effect upon the first to occur of (i) a Class B Triggering Event and
(ii) a Class C Triggering Event.

         (b) REMOVAL OF DIRECTORS.

                  (i) Any Class B Director and any Class C Director may be removed from office for cause only by the affirmative vote of the holders of at least seventy five percent (75%) of the voting power of the Voting Stock, voting together as a single class.

                  (ii) Any Class A Director may be removed at any time, without cause, by the affirmative vote of the holders of at least a majority of the voting power of the Voting Stock, voting together as one class. Any Class B Director may be removed at any time, without cause, by majority vote of the holders of the Class B Securities, voting together as a single class. Any Class C Director may be removed at any time, without cause, by majority vote of the holders of the Class C Securities, voting together as a single class.

         (c) APPROVAL OF ACTIONS WITH STOCKHOLDERS. Notwithstanding anything to the contrary contained herein or in the By-laws, the power to take the following actions, as permitted by Section 141(a) of the GCL ("Section 141(a)"), is hereby conferred upon certain members of the Board, as indicated below:

                           (i) The power to authorize any action by or on behalf
                  of the Corporation with respect to the execution, delivery, or termination of any agreement between AOL (or any of its Affiliates) and the Corporation is hereby conferred upon the members of the Board other than the Class B Directors. All such authorizations or actions and any action that would otherwise require Board approval with respect to matters relating to the enforcement or waiver of any rights granted the Corporation (or any of its Affiliates) under any such agreement shall be taken solely pursuant to the direction of a majority of such members of the Board without the approval, consent or authorization of the Class B Directors. Sections
                  3.7 and 3.8 of the By-laws shall apply to such actions as if such members constituted the Board. Notwithstanding the foregoing, however, the Class B Directors shall be entitled to vote on any matter specified in Clauses (d)(i)(K) or (d)(i)(L) of this Article FIFTH regardless of the interest of AOL or any of its Affiliates in such matter.

                           (ii) The power to authorize any action by or on
                  behalf of the Corporation with respect to the execution, delivery, or termination of any agreement between ODC (or any of its Affiliates) and the Corporation is hereby conferred upon the members of the Board other than the Class C Directors. All such authorizations or actions and any action that would otherwise require Board approval with respect to matters relating to the enforcement or waiver of any rights granted the Corporation (or any of its Affiliates) under any such agreement shall be taken solely pursuant to the direction of a majority of such members of the Board without the approval, consent or authorization of the Class C Directors. Sections 3.7 and 3.8 of the By-laws shall apply to such actions as if such members constituted the Board.

         (d) APPOINTMENT AND POWERS OF SPECIAL COMMITTEE.

                  (i) There is hereby established a two (2) member committee (the "Special Committee") consisting of one (1) Class B director to be elected by a majority vote of the Class B directors (or the sole remaining Class B director) and one Class C director to be elected by majority vote of the Class C directors (or the sole remaining Class C director). The Special Committee, and not the Board of Directors, shall, in accordance with Section 141(a), have the power to select two Co-Chairmen of the board, provided that the Class B director on the Special Committee and the Class C Director on the Special Committee shall each be entitled to select and appoint one person as a Co-Chairman of the board. The Special Committee, together with the Board of Directors, shall, pursuant to Section 141(a), exercise the powers and duties conferred and imposed upon the board of directors by the GCL as provided for herein. The Special Committee shall evaluate the matters set forth in clauses (A) through (Z) of this Clause (d)(i) of Article FIFTH and report to the Board of Directors for approval those matters specified herein which have been approved by the two members of the Special Committee. The Corporation shall not have the power to take any action set forth in clauses (A) through (Z) of this Article FIFTH, Clause (d)(i), as the same may be amended from time to time, unless and until such action has been approved by the two members of the Special Committee acting in good faith and the best interest of the Corporation in accordance with Delaware law, except to the extent that both members of the Special Committee have waived such right of approval. The powers (including powers of delegation) and duties conferred and imposed upon the board of directors by the GCL (i) with respect to any matter set forth in clauses (A) through (Z) of this Article FIFTH, Clause (d)(1) that the Special Committee has either approved or with respect to which it has waived its right of approval, and (ii) with respect to any matter not set forth in clauses (A) through (Z) of this Article FIFTH, Clause (d)(1), shall be exercised by the Board of Directors. Notwithstanding any provision in the By-laws to the contrary, the Special Committee may not transact business at any meeting of the Special Committee unless both members of the Special Committee are present or otherwise participate at such meeting. Notwithstanding the foregoing, the preceding sentence shall be of no further force and effect upon the first to occur of (i) a Class B Triggering Event and (ii) a Class C Triggering Event.

                           (A) Any amendment, change or other modification or
                  restatement of this Certificate of Incorporation or By-laws of the Corporation or similar constitutive documents of any Subsidiary, or the Stockholders' Agreement or the Registration Rights Agreement.

                           (B) The merger, consolidation, dissolution or
                  liquidation of the Corporation or any Subsidiary, or any transaction having the same effect.

                           (C) Except pursuant to (1) employee stock option and
                  similar incentive plans approved by the Board and the holders of a majority of each class of High Vote Stock then outstanding, (2) a conversion or exchange right set forth in this Certificate of Incorporation or similar constitutive documents of any Subsidiary, or (3) the Stockholders' Agreement, the issuance, authorization, cancellation, alteration, modification, redemption or any change in, of, or to, any equity security of the Corporation or any Subsidiary, or any option, put, call or warrant with respect to the foregoing.

                           (D) The transfer or other disposition of, or placing
                  any Encumbrance (other than Permitted Encumbrances) on, any material asset of the Corporation or any Subsidiary (other than disposition of inventory or obsolete assets of the Corporation or any Subsidiary).

                           (E) Any transaction involving (1) the acquisition of
                  any interest in, or the making of any loan or extension of credit to, another person or entity by the Corporation or any Subsidiary for or in an amount in excess of $50,000 except for short-term cash management with recognized money market institutions; (2) any contracts having a term in excess of one year (including network, customer, marketing or advertising services) and involving payments by the Corporation or any Subsidiary, or rendering of services by the Corporation or any Subsidiary with a value, in excess of $50,000; (3) any debt, loan or borrowing of the Corporation or any Subsidiary (other than borrowings under revolving credit facilities approved by the Board) $50,000 outstanding in the aggregate at any time, or any revolving credit facility of the Corporation or any Subsidiary permitting aggregate borrowings at any one time outstanding to exceed $50,000; (4) the Corporation or any Subsidiary as a result of which the Corporation or any Subsidiary, alone or with its Affiliates, acquires control over any other person or entity; (5) any capital or other expenditures of the Corporation or any Subsidiary (or series of related capital expenditures) in excess of $50,000; or (6) any related series or combination of transactions having or which will have, directly or indirectly, the same effect as any of the foregoing.

                           (F) Any action by, in respect of or otherwise
                  involving any entity in which the Corporation or any Subsidiary has or acquires a controlling equity interest which would require Special Committee approval under this Clause
                  (d)(i) of Article FIFTH if such action was by, in respect of, or otherwise involving the Corporation or any Subsidiary.

                           (G) The declaration of any dividend or distribution
                  on any class or classes of equity securities of the Corporation.

                           (H) The selection of nominees to be recommended by
                  the Board for election as Class A Directors.

                           (I) The admission of any Strategic Partner as an
                  equity holder in the Corporation or any Operating Entity.

                           (J) The establishment and maintenance of an Executive
                  Committee and the establishment and maintenance of, or appointment or removal of any member of, any other committee of the Board of Directors.

                           (K) The Launch of any AOL-branded TV Access Service
                  or Wireless Access Service in any country within the Territory.

                           (L) The terms and conditions of any agreements with,
                  or any other transactions with, and the conduct and settlement of any Action involving, any third parties relating to TV Access Services or Wireless Access Services in the Territory.

                           (M) The appointment or dismissal of auditors for the
                  Corporation or any Subsidiary or change or adoption of any material accounting principle or practice to be applied by the Corporation or any Subsidiary.

                           (N) The establishment of any entity (or the creation
                  of any entity owned jointly with any other party) by the Corporation or any Subsidiary and the adoption of, and any material changes to, any Subsidiary's method of doing business.

                           (O) The commencement of any Action (without regard to
                  the amount in controversy) or settlement of any Action to which the Corporation or any Subsidiary is a party or the subject thereof (i) involving amounts in excess of $100,000 (or its equivalent in any other currency) or (ii) which could materially adversely affect the rights of AOL or ODC or any of their Subsidiaries of Affiliates; provided, however, that Actions relating to the collections of amounts due to the Corporation or any Subsidiary by third parties may be commenced or settled in the discretion of management.

                           (P) The adoption of any strategic plan and business
                  projections for the Corporation or any Subsidiary and approval, rescission or amendment of any strategic decision material to the conduct of the business of the Corporation or any Subsidiary.

                           (Q) The adoption of any Business Plan for an
                  Operating Entity and the approval of any modification of any line item or other provision in any Business Plan in respect of any Operating Entity.

                           (R) The establishment of, or making any significant
                  modification to, the investment and/or cash management policies of the Corporation or any Subsidiary.

                           (S) The approval of the discontinuation of any
                  material activity engaged in from time to time by the Corporation or any Subsidiary.

                           (T) The approval of the entering into of any
                  partnership, joint venture or consortium with any other Person by the Corporation or any Subsidiary.

                           (U) The approval of any press releases or other
                  public statements by the Corporation or any Subsidiary containing material non-public information.

                           (V) The entry into agreements by the Corporation or
                  any Subsidiary outside of the ordinary course of business.

                           (W) The approval of the final annual audited
                  consolidated financial statements of any Subsidiary.

                           (X) The approval of the filing for bankruptcy of or
                  any decision not to take action to prevent a filing for bankruptcy or not to oppose an involuntary filing for bankruptcy or other winding up of the Corporation or any Subsidiary.

                           (Y) Adoption of any incentive or other employee
                  benefit plan, or any executive compensation plan or severance payment, by the Corporation or any Subsidiary or any material amendment to any such existing plan.

                           (Z) Hiring or firing any personnel of the Corporation
                  or any Subsidiary with an annual salary in excess of $100,000 or increasing the compensation of any such personnel above $100,000.

                  (ii) Upon the occurrence of a Class B Triggering Event or a Class C Triggering Event, the Special Committee shall be deemed to be dissolved as of such time, and the provisions of this Clause (d), other than those contained in this Clause (d)(ii), shall cease to have any effect, and any other provisions of this Certificate of Incorporation requiring the approval of the Special Committee shall be deemed to require the approval of the Board as a whole.

         (e) APPOINTMENT OF EXECUTIVE COMMITTEE. Subject to Clause (d) of this Article FIFTH, so long as there are at least one share of Class A Common Stock, one share of either of the Class B Securities and one share of either of the Class C Securities outstanding, the Board of Directors may, by the affirmative vote of a majority of the Directors designate an Executive Committee of the Board (the "Executive Committee"), which shall consist of one (1) Class A Director, one (1) Class B Director and one (1) Class C Director. The Executive Committee shall have such powers and duties as may be set forth in the resolution designating the Executive Committee as the same may be amended from time to time. If the minimum shares required for each of the Class A Common Stock, Class B Securities and Class C Securities are not outstanding, the Board may establish an Executive Committee with such members as it chooses.

         (f) REMOVAL OF COMMITTEE MEMBERS. In accordance with Section 141(a), notwithstanding anything to the contrary contained herein or in the By-laws, (i) any member of the Special Committee appointed or elected by the Class B Directors or the member of the Executive Committee who is a Class B Director may be removed at any time, either with or without cause, by the affirmative vote of
(A) a majority of the Class B Directors then in office or (B) the holders of a majority of the Class B Securities, voting together as a single class, and (ii) any member of the Special Committee elected or appointed by the Class C Directors or the member of the Executive Committee who is a Class C Director may be removed at any time, either with or without cause, by the affirmative vote of
(A) a majority of the Class C Directors then in office or (B) the holders of a majority of the Class C Securities, voting together as a single class. In addition, any member of the Executive Committee appointed pursuant to the first sentence of Article FIFTH, Clause (e) may be removed with or without cause after obtaining each of the following votes: (x) the affirmative vote of a majority of the Class A Directors (or the sole Class A Director), (y) the affirmative vote of a majority of the Class B Directors (or the sole Class B Director) and (z) the affirmative vote of a majority of the Class C Directors (or the sole Class C Director), even if less than a quorum of the Board. Any member of the Executive Committee appointed otherwise than pursuant to Article FIFTH, Clause (e) may be removed with or without cause by the affirmative vote of all of the directors then in office, even if less than a quorum of the Board. Any vacancies on any committee of the Board shall be filled in the manner set forth above in respect of the appointment of such committee or member.

         SIXTH: Subject to Clause (b)(i)(B) of Article FOURTH and Clause (d) of Article FIFTH, the Board may from time to time make, amend, supplement or repeal the By-laws by vote of a majority of the Board. Subject to Clause (b)(i)(B) of

Article FOURTH, the stockholders may change or amend or repeal a provision of the By-laws only after obtaining each of the following votes: (i) the affirmative vote of the holders of a majority of the voting power of the issued and outstanding Voting Stock, voting as one class; (ii) if a Class B Director is then entitled to be a member of the Special Committee, the affirmative vote of the holders of a majority of the Class B Securities, voting together as a single class; and (iii) if a Class C Director is then entitled to be a member of the Special Committee, the affirmative vote of the holders of a majority of the Class C Securities, voting together as a single class.

         SEVENTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, provided that such action is approved in the manner, and otherwise complies with the requirements, set forth in this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, but subject to Clause (b)(i)(B) of Article FOURTH, the affirmative vote of the holders of at least seventy five percent (75%) of the voting power of the issued and outstanding Voting Stock, voting as one class, shall be required to amend or repeal this Certificate of Incorporation.

         NINTH: A director of the Corporation, including a director acting pursuant to Clauses (c) through (f) of Article FIFTH, shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         TENTH: The Corporation, to the fullest extent permitted by Section 145 of the GCL, as the same may be amended and supplemented, shall indemnify all directors and officers of the Corporation, and may indemnify any and all other persons whom it shall have power to indemnify under said section, in any such event from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         ELEVENTH: The provisions of Section 203 of the GCL shall not be applicable to the Corporation.

                  IN WITNESS WHEREOF, America Online Latin America, Inc. has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation, which restates, integrates and further amends the Restated Certificate of Incorporation of the Corporation, and which has been duly adopted by the stockholders and directors of the Corporation in accordance with Sections 242 and 245 of the GCL, to be signed by its President and Chief Executive Officer as of the 31st day of July, 2001.

                               AMERICA ONLINE LATIN AMERICA, INC.


                               By:  /s/ CHARLES M. HERINGTON
                                    ------------------------------------------
                                    Name:  Charles M. Herington
                                    Title:  President & Chief Executive Officer

[SEAL]

                                    EXHIBIT A

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES,

                                AND RIGHTS OF THE

                 SERIES D REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                     AND THE

                 SERIES E REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                       OF

                       AMERICA ONLINE LATIN AMERICA, INC.

         America Online Latin America, Inc., a Delaware corporation (the "CORPORATION"), does hereby certify that, pursuant to authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of
Section 151 of Title 8 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting, dated as of March 30, 2001, duly adopted the following resolution providing for the designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of 50,000,000 shares of the Corporation's Preferred Stock, par value $.01 per share:

RESOLVED:           That pursuant to the authority expressly granted to and
                    vested in the Board of Directors of the Corporation (the
                    "BOARD"), by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation (the
                    "CERTIFICATE OF INCORPORATION"), the Board, out of the shares of Preferred Stock of the Corporation authorized in Article Fourth of the Certificate of Incorporation (the
                    "PREFERRED STOCK"), hereby designates two separate series of Preferred Stock consisting of 25,000,000 shares, par value
                    $.01 per share, of the authorized and unissued Preferred
                    Stock, as Series D Redeemable Convertible Preferred Stock
                    (the "SERIES D PREFERRED STOCK"), and 25,000,000 shares, par value $.01 per share, of the authorized and unissued
                    Preferred Stock, as Series E Redeemable Convertible
                    Preferred Stock (the "SERIES E PREFERRED STOCK"), and hereby fixes such designations and number of shares, and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof as set forth below, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of Delaware a Certificate of Designations, Preferences and Rights of the Series D
                    Preferred Stock and the Series E Preferred Stock, as such officer or officers shall deem necessary or advisable to carry out the purposes of this Resolution.

         I. SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK. The preferences, privileges and restrictions granted to or imposed upon the Corporation's Series D Preferred Stock and the Corporation's Series E Preferred Stock, or the holders thereof, are set forth in this Certificate of Designations (this "CERTIFICATE"), and shall be as follows (terms with initial capital letters used in this Certificate without definition shall have the meanings given them in the Certificate of Incorporation):

1.  DESIGNATION AND AMOUNT.

         (A) SERIES D PREFERRED STOCK. There is hereby designated a series of Preferred Stock as the Series D Redeemable Convertible Preferred Stock (the "SERIES D PREFERRED STOCK"). The number of shares constituting the Series D Preferred Stock shall be 25,000,000 (Twenty Five Million). Such number of shares may be increased or decreased in accordance with law and the provisions of Article FOURTH of the Certificate of Incorporation; PROVIDED, that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into or exchangeable for Series D Preferred Stock.

         (B) SERIES E PREFERRED STOCK. There is hereby designated a series of Preferred Stock as the Series E Redeemable Convertible Preferred Stock (the "SERIES E PREFERRED STOCK"). The number of shares constituting the Series E Preferred Stock shall be 25,000,000 (Twenty Five Million). Such number of shares may be increased or decreased in accordance with law and the provisions of Article FOURTH of the Certificate of Incorporation; PROVIDED, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into or exchangeable for Series E Preferred Stock.

2. DIVIDENDS AND DISTRIBUTIONS.

         (A) DIVIDENDS.

                           (i) SERIES D PREFERRED STOCK. Subject to the GCL and
                  the provisions of the Certificate of Incorporation, the holders of shares of Series D Preferred Stock shall be entitled to receive, in preference to the holders of any capital stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends, and PARI PASSU with the holders of the Series E Preferred Stock and the holders of the shares of High Vote Preferred Stock, when and as declared by the Board, out of funds legally available therefor, cumulative dividends at the annual per share rate of three percent (3%) of the per share Series D Liquidation Preference (as defined below). Dividends on each share of the Series D Preferred Stock shall accrue daily from the date that such share of Series D Preferred Stock originally was issued, and shall be payable annually in arrears; PROVIDED, that such dividend shall not be payable in cash, and instead shall be payable solely in additional shares of Series D Preferred Stock with the value of such additional shares equal, for such purposes, to the Fair Market Value, on the payment date of such dividend, of the share or shares of Class A Common Stock which are issuable upon conversion of the Class B Common Stock issuable upon conversion of the Series D Preferred Stock at the then applicable Series D Conversion Ratio (as defined below). The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period during which shares of Series D Preferred Stock are outstanding shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period in which payable. No fractional shares of Series D Preferred Stock shall be issued in respect of any such dividend, and the number of shares issuable to any holder who otherwise would be issued a fractional share shall be rounded down to the nearest whole number of shares and the Corporation shall make a cash payment to such holder in an amount equal to such fraction multiplied by the Fair Market Value of one share of Class A Common Stock multiplied by the then applicable Series D Conversion Ratio.

                           (ii) SERIES E PREFERRED STOCK. Subject to the GCL and
                  the provisions of the Certificate of Incorporation, the holders of shares of Series E Preferred Stock shall be entitled to receive, in preference to the holders of any capital stock of the Corporation ranking junior to the Series E Preferred Stock as to payment of dividends, and PARI PASSU with the holders of the Series D Preferred Stock and the holders of the shares of High Vote Preferred Stock, when and as declared by the Board, out of funds legally available therefor, cumulative dividends at the annual per share rate of three percent (3%) of the per share Series E Liquidation Preference (as defined below). Dividends on each share of the Series E Preferred Stock shall accrue daily from the date that such share of Series E Preferred Stock originally was issued, and shall be payable annually in arrears; PROVIDED, that such dividend shall not be payable in cash, and instead shall be payable solely in additional shares of Series E Preferred Stock with the value of such additional shares equal, for such purposes, to the Fair Market Value, on the payment date of such dividend, of the share or shares of Class A Common Stock which are issuable upon conversion of the Class C Common Stock issuable upon conversion of the Series E Preferred Stock at the then applicable Series E Conversion Ratio (as defined below). The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period during which shares of Series E Preferred Stock are outstanding shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period in which payable. No fractional shares of Series E Preferred Stock shall be issued in respect of any such dividend, and the number of shares issuable to any holder who otherwise would be issued a fractional share shall be rounded down to the nearest whole number of shares and the Corporation shall make a cash payment to such holder in an amount equal to such fraction multiplied by the Fair Market Value of one share of Class A Common Stock multiplied by the then applicable Series E Conversion Ratio.

                           (iii) FAIR MARKET VALUE DEFINED. For purposes of this
                  Certificate, "FAIR MARKET VALUE" of a share of Class A Common Stock shall mean, as of any date, the higher of (A) the Fair Market Value thereof, as determined in accordance with the provisions of the Certificate of Incorporation and (B) $4.6875.

         (B) DIVIDEND RESTRICTIONS.

                           Unless all dividends accrued on the Series D
                  Preferred Stock and the Series E Preferred Stock pursuant to this Section 2 shall have been paid or declared, no dividend shall be paid or declared, and no distribution shall be made, on any class or series of capital stock ranking junior as to dividends to the Series D Preferred Stock and the Series E Preferred Stock. If dividends are declared with respect to any class or series of capital stock ranking junior to the Series D Preferred Stock or the Series E Preferred Stock as to payment of dividends and the foregoing condition is satisfied, the holders of Series D Preferred Stock and the Series E Preferred Stock shall be entitled to receive a dividend equivalent to that which would have been payable had the Series D Preferred Stock been converted into shares of Class B Common Stock at the then applicable Series D Conversion Ratio and the Series E Preferred Stock been converted into shares of Class C Common Stock at the then applicable Series E Conversion Ratio, in each case immediately prior to the record date for payment of the dividends on the Common Stock, and no such dividend on any such junior stock shall be paid unless and until such dividend also shall have been paid on the Series D Preferred Stock and the Series E Preferred Stock. No dividends or other distributions shall be authorized, declared, paid or set apart for payment on any class or series of the Corporation's stock heretofore or hereafter issued ranking, as to dividends, on a parity with or junior to the Series D Preferred Stock and the Series E Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, authorized, declared or paid on the Series D Preferred Stock and Series E Preferred Stock. The restrictions contained in this Section 2(B) shall not apply to any dividend or distribution in respect of which an adjustment has been, or simultaneously is being, made pursuant to the provisions of Section 5(C) below.

3. LIQUIDATION, DISSOLUTION OR WINDING-UP.

                  (A) SERIES D LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment of all amounts owing to holders of capital stock ranking senior to the Series D Preferred Stock, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the Series E Preferred Stock, High Vote Preferred Stock or any other class or series of capital stock ranking junior to the Series D Preferred Stock by reason of their ownership thereof, an amount of $4.6875 per share (collectively, the "SERIES D LIQUIDATION PREFERENCE"). If upon such liquidation, distribution or winding-up of the Corporation, whether voluntary or involuntary, the assets available to be distributed to the holders of Series D Preferred Stock are insufficient to permit payment in full to such holders, then such assets shall be distributed ratably among the holders of Series D Preferred Stock.

                  (B) SERIES E LIQUIDATION PREFERENCE AND SERIES D ACCRUED DIVIDEND LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment of all amounts owing to holders of capital stock ranking senior to the Series E Preferred Stock, the holders of shares of Series E Preferred Stock and Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the High Vote Preferred Stock or any other class or series of capital stock ranking junior to the Series E Preferred Stock by reason of their ownership thereof, (i) with respect to the holders of shares of Series E Preferred Stock, an amount of $4.6875 per share (collectively, the "SERIES E LIQUIDATION PREFERENCE"), plus an amount equal, with respect to each share of Series E Preferred Stock, to all accrued but unpaid dividends, if any, to the date of winding-up, whether or not declared, on such share of Series E Preferred Stock and
         (ii) with respect to each holder of a share of Series D Preferred Stock, an amount per share equal to all accrued but unpaid dividends, if any, to the date of winding-up, whether or not declared, on such share of Series D Preferred Stock. If upon such liquidation, distribution or winding-up of the Corporation, whether voluntary or involuntary, the assets available to be distributed to the holders of Series E Preferred Stock and the Series D Preferred Stock are insufficient to permit payment in full to such holders, then such assets shall be distributed ratably among the holders of Series E Preferred Stock and the Series D Preferred Stock PRO RATA in proportion to the per share amounts payable pursuant to the provisions of the immediately preceding sentence.

                  (C) REMAINING LIQUIDATING DISTRIBUTION. After payment or provision for payment of all debts and liabilities of the Corporation has been made and after payment in full of the liquidation preferences due and owing (i) to the holders of capital stock of the Corporation ranking senior to the Series D Preferred Stock and Series E Preferred Stock, if any, (ii) pursuant to Sections 3(A) and 3(B) above, (iii) to the respective holders of any capital stock ranking on parity with the Series D Preferred Stock and/or Series E Preferred Stock, and (iv) to the respective holders of any capital stock ranking junior with the

         Series D Preferred Stock and/or Series E Preferred Stock (and any such parity stock) but senior to the Common Stock, or the Corporation shall have set aside funds sufficient for such payments in trust for the account of such holders so as to be available for such payment, the holders of the Series D Preferred Stock and the Series E Preferred Stock shall be entitled to receive, prior to any payment to the holders of the Common Stock, an amount equal to the amount that would be received by such holders if all remaining assets available for distribution, if any, were distributed to the holders of the Common Stock, High Vote Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and to the holders of any other stock ranking on a parity with the Common Stock, each ratably in proportion to the number of shares of Common Stock or such other parity stock they then hold, assuming, for purposes of such calculation, (1) that all outstanding shares of Series D Preferred Stock were converted into shares of Class A Common Stock at a conversion ratio equal to the then applicable Series D Conversion Ratio as of the date immediately preceding such distribution, (2) that all outstanding shares of Series E Preferred Stock were converted into shares of Class A Common Stock at a conversion ratio equal to the then applicable Series E Conversion Ratio as of the date immediately preceding such distribution and (3) all outstanding shares of High Vote Preferred Stock were converted into shares of Common Stock at the then applicable Conversion Ratio.

4. VOTING RIGHTS. Each holder of shares of Series D Preferred Stock and Series E Preferred Stock shall be entitled to notice of every stockholders' meeting and to vote on any and all matters on which the Common Stock may be voted. Each share of Series D Preferred Stock shall be entitled at any such meeting (or in connection with any consent to be executed in lieu of any such meeting) to the number of votes per share determined as if such share of Series D Preferred Stock had been converted into shares of Class A Common Stock at a conversion ratio equal to the then applicable Series D Conversion Ratio. Each share of Series E Preferred Stock shall be entitled at any such meeting (or in connection with any consent to be executed in lieu of any such meeting) to the number of votes per share determined as if such share of Series E Preferred Stock had been converted into shares of Class A Common Stock at a conversion ratio equal to the then applicable Series E Conversion Ratio. Except as otherwise required by law, the holders of Series D Preferred Stock and Series E Preferred Stock shall have no other voting rights.

5.       CONVERSION.

                  (A) SERIES D PREFERRED STOCK. The holders of Series D Preferred Stock shall have conversion rights as follows:

                           (i) RIGHT OF HOLDERS TO CONVERT; AUTOMATIC
                  CONVERSION.

                                    (1) SERIES D CONVERSION RATIO. Each issued
                           and outstanding share of Series D Preferred Stock shall initially be convertible, at the option of the holder thereof, at any time and without the payment of any additional consideration therefor, into one
                           (1) fully paid and nonassessable share of Class B Common Stock (the "SERIES D CONVERSION RATIO"). The initial Series D Conversion Ratio shall be subject to adjustment (in order to adjust the number of shares of Class B Common Stock into which the Series D Preferred Stock is convertible) as herein provided. In addition, upon the occurrence of a Class B Triggering Event each issued and outstanding share of Series D Preferred Stock automatically shall be converted into Class A Common Stock at a conversion ratio equal to the then applicable Series D Conversion Ratio.

                                    (2) AUTOMATIC CONVERSION UPON TRANSFER. Each
                           share of Series D Preferred Stock transferred, directly or indirectly, by AOL (or any Permitted

                           Transferee) to one or more Persons other than a Permitted Transferee shall automatically upon such transfer convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series D Conversion Ratio, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of Series D Preferred Stock by AOL or any Permitted Transferee so long as AOL continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. Notwithstanding the foregoing, any share of Series D Preferred Stock transferred by AOL (or any Permitted Transferee) pursuant to the provisions of the preceding sentence shall, if such transfer is to any Person other than AOL, ODC (as defined below), any Cisneros Family member or any Wholly Owned Affiliate of AOL or ODC, automatically convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series D Conversion Ratio (A) upon such transfer, unless AOL obtains from such transferee a voting agreement and voting proxy, each in form and substance satisfactory to the Corporation and ODC (if ODC then holds any High Vote Stock), pursuant to which such transferee agrees to grant to AOL the right to vote all shares of Series D Preferred Stock transferred to such transferee at the sole discretion of AOL, (B) upon the termination of, or the occurrence of any event invalidating or modifying in any material respect the voting provisions contained in, any voting agreement or voting proxy entered into pursuant to the provisions of the preceding clause
                           (A), and (C) solely with respect to a transfer to an Employee of AOL, if (i) such transfer, either individually or when aggregated with all prior transfers of Series D Preferred Stock and High Vote Stock to Employees of AOL, exceeds 20,371,667 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that (1) all shares of Series D Preferred Stock so transferred are converted into High Vote Common Stock at the Series D Conversion Ratio and (2) all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) or (ii) such person ceases to be an Employee of AOL. A copy of every voting agreement and voting proxy entered into in accordance with the provisions hereof, and all amendments thereto or modifications thereof, must be filed with the Corporation promptly after the execution thereof. Notwithstanding the foregoing, (y) if any Permitted Transferee ceases to qualify as a Permitted Transferee at any time following the transfer of the Series D Preferred Stock, then each share of Series D Preferred Stock transferred to such Permitted Transferee shall automatically convert, at the time that the transferee ceases to so qualify, into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series D Conversion Ratio, and (z) no transfer of Series D Preferred Stock may be made, and any such transfer shall not be deemed to be valid by the Corporation, if such transfer would, when combined with all other transfers of such Series D Preferred Stock previously consummated, require the Corporation to register any of the Series D Preferred Stock under the Securities Exchange Act of 1934, as amended. Determinations as to the occurrence of events listed in this Section 5(A)(i)(2) shall be made by a majority of the Board, subject to the provisions of Clause (c) of Article FIFTH of the Certificate of Incorporation regarding the approval of actions with stockholders. In addition, if any Person other than AOL, ODC, any Cisneros Family Member or any Wholly Owned Affiliate of AOL or ODC otherwise acquires any direct or indirect ownership interest in a share of Series D Preferred Stock, such share of Series D Preferred

                           Stock shall automatically convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series D Conversion Ratio, in any event, upon such Person acquiring such ownership interest; PROVIDED that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any Series D Preferred Stock by AOL or any Permitted Transferee so long as AOL continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction.

                                    (3) AUTOMATIC CONVERSION UPON FILING OF
                           RESTATED CERTIFICATE OF INCORPORATION. Upon the filing by the Corporation with the Secretary of State of the State of Delaware of a Restated Certificate of Incorporation in the form attached as Exhibit I to the Stock Purchase Agreement, dated as of March 30, 2001, by and between the Corporation, AOL, Aspen Investments LLC, a Delaware limited liability company ("ASPEN"), Atlantis Investments LLC, a Delaware limited liability company ("ATLANTIS"), and Banco Itau, S.A. - Cayman Branch, with such changes or amendments thereto as to which the parties to such Agreement may agree (the "RESTATED CERTIFICATE"), each issued and outstanding share of Series D Preferred Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Series B Preferred Stock (as such ratio shall be equitably adjusted by the Board for any stock split, stock dividend, reverse stock split, reclassification or similar transaction). A copy of the Restated Certificate will be provided to any stockholder of the Corporation without charge upon the written request therefor.

                           (ii) FRACTIONAL SHARES. No fractional shares of Series B Preferred Stock, Class B Common Stock or Class A Common Stock, as applicable, shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then applicable Series D Conversion Ratio multiplied by the then Fair Market Value.

                           (iii) MECHANICS OF CONVERSION.

                                    (1) In order for a holder of Series D
                           Preferred Stock to voluntarily convert shares of Series D Preferred Stock into shares of Class B Common Stock, such holder shall surrender the certificate or certificates for such shares of Series D Preferred Stock, at the office of the transfer agent for the Series D Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series D Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class B Common Stock to be issued and the number of shares of Series D Preferred Stock to be converted. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date for a voluntary conversion, and the date of the Class B Triggering Event or other automatic conversion, as applicable, shall be the conversion date for an automatic conversion (each, a "SERIES D CONVERSION DATE"), and each conversion shall be deemed effective as of the close of business on the applicable Series D Conversion Date. The Corporation shall, as soon as practicable after (i) a Series D Conversion Date and
                           (ii) receipt of the certificate or certificates representing the shares of Series D Preferred Stock converted on such Series D Conversion Date, issue and deliver at such office to such holder of converted Series D Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Class B Common Stock or Series B Preferred Stock, as applicable, to which such holder shall be entitled, together with cash in lieu of any fraction of a share or, if a Class B Triggering Event or other automatic conversion has occurred, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. If the number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered pursuant to this Section exceeds the number of shares being converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series D Preferred Stock represented by such certificate or certificates surrendered but not converted.

                                    (2) The Corporation shall at all times when
                           the Series D Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Series B Preferred Stock, Class B Common Stock and Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion or exchange of the outstanding shares of Series D Preferred Stock by delivery of purchased shares of Series B Preferred Stock, Class B Common Stock and/or Class A Common Stock, as applicable, which are held in the treasury of the Corporation.

                                    (3) All shares of Series D Preferred Stock
                           surrendered for conversion or deemed automatically converted, as applicable, as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to accrue dividends shall immediately cease and terminate at the close of business on the applicable Series D Conversion Date (except only the right of the holders thereof to receive shares of Class A Common Stock, Class B Common Stock or Series B Preferred Stock, as applicable, in exchange therefor) and any shares of Series D Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation from time to time shall take appropriate action to reduce the authorized shares of Series D Preferred Stock accordingly.

                                    (4) Upon any such conversion, no adjustment
                           to the then applicable Series D Conversion Ratio shall be made for any declared but unpaid dividends on the Series D Preferred Stock surrendered for conversion or on the Class A Common Stock, Class B Common Stock or Series B Preferred Stock, as applicable, delivered upon conversion.

                  (B) SERIES E PREFERRED STOCK. The holders of Series E Preferred Stock shall have conversion rights as follows:

                           (i) RIGHT OF HOLDER TO CONVERT; AUTOMATIC CONVERSION.

                                    (1) SERIES E CONVERSION RATIO. Each issued
                           and outstanding share of Series E Preferred Stock shall initially be convertible, at the option of the holder thereof, at any time and without the payment of any additional consideration therefor, into one
                           (1) fully paid and nonassessable share of Class C Common Stock (the "SERIES E CONVERSION RATIO"). The initial Series E Conversion Ratio shall be subject to adjustment (in order to adjust the number of shares of Class C Common Stock into which the Series E Preferred Stock is convertible) as herein provided. In addition, upon the occurrence of a Class C Triggering Event each issued and outstanding share of Series E Preferred Stock automatically shall be converted into shares of Class A Common Stock at a conversion ratio equal to the then applicable Series E Conversion Ratio.

                                    (2) AUTOMATIC CONVERSION UPON TRANSFER. Each
                           share of Series E Preferred Stock transferred, directly or indirectly, by Aspen or Atlantis (or any Permitted Transferee) to one or more Persons other than a Permitted Transferee shall automatically upon such transfer convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series E Conversion Ratio, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of Series E Preferred Stock by Aspen, Atlantis or any Permitted Transferee so long as ODC continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. Notwithstanding the foregoing, any share of Series E Preferred Stock transferred by Aspen or Atlantis (or any Permitted Transferee) pursuant to the provisions of the preceding sentence shall, if such transfer is to any Person other than AOL, ODC, any Cisneros Family Member or any Wholly Owned Affiliate of AOL or ODC, automatically convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series E Conversion Ratio (A) upon such transfer, unless ODC obtains from such transferee a voting agreement and voting proxy, each in form and substance satisfactory to the Corporation and AOL (if AOL then holds any High Vote Stock), pursuant to which such transferee agrees to grant to ODC the right to vote all shares of Series E Preferred Stock transferred to such transferee at the sole discretion of ODC, (B) upon the termination of, or the occurrence of any event invalidating or modifying in any material respect the voting provisions contained in, any voting agreement or voting proxy entered into pursuant to the provisions of the preceding Section (A), and (C) solely with respect to a transfer to an Employee of ODC or a Cisneros Family member, if (i) such transfer, either individually or when aggregated with all prior transfers of Series E Preferred Stock and High Vote Stock to Employees of ODC and Cisneros Family members, exceeds 19,972,382 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that (1) all shares of Series E Preferred Stock so transferred are converted into High Vote Common Stock at the Series E Conversion Ratio and (2) all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) or (ii) such person ceases to be an Employee of ODC. A copy of every voting agreement and voting proxy entered into in accordance with the provisions hereof, and all amendments thereto or modifications thereof, must be filed with the Corporation promptly after the execution thereof. Notwithstanding the foregoing, (y) if any Permitted Transferee ceases to qualify as a Permitted Transferee at any time following the transfer of the Series E Preferred Stock, then each share of Series E Preferred Stock transferred to such Permitted Transferee shall automatically convert, at the time that the transferee ceases to so qualify, into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series E Conversion Ratio; and (z) no transfer of Series E Preferred Stock may be made, and any such transfer shall not be deemed to be valid by the Corporation, if such transfer would, when combined with all other transfers of such Series E Preferred Stock previously consummated, require the Corporation to register any of the Series E Preferred Stock under the Securities Exchange Act of 1934, as amended. Determinations as to the occurrence of events listed in this Section 5(B)(i)(2) shall be made by a majority of the Board, subject to the provisions of Clause (c) of Article FIFTH of the Certificate of Incorporation regarding the approval of actions with stockholders. In addition, if any Person other than AOL, ODC, any Cisneros Family Member or any Wholly Owned Affiliate of AOL or ODC otherwise acquires any direct or indirect ownership interest in a share of Series E Preferred Stock, such share of Series E Preferred Stock shall automatically convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series E Conversion Ratio, in any event, upon such Person acquiring such ownership interest; PROVIDED that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any Series E Preferred Stock by Aspen or Atlantis or any Permitted Transferee so long as
                           (i) ODC continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction and (ii) the holder of such right to vote continues as a Wholly Owned Affiliate of ODC.

                                    For purposes of this Certificate, "ODC"
                           shall mean, individually and collectively, Riverview Media Corp., a British Virgin Islands corporation, and Aspen and Atlantis, for so long as each of Aspen and Atlantis is directly or indirectly wholly owned by the Cisneros Family, and, any Permitted Transferee(s) for so long as such Permitted Transferee(s) are directly or indirectly wholly owned by, or is a or are, member(s) of the Cisneros Family. Notwithstanding the foregoing, in each instance in this Certificate where (i) ODC is required to provide any consent to any action or inaction by the Corporation or any other Person, or (ii) hold or vote any proxy required to be delivered hereunder, the term "ODC" shall mean, (A) Aspen and/or Atlantis, if Aspen and/or Atlantis then collectively hold at least a majority of the voting power of the Preferred Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate, and (B) if Aspen and/or Atlantis do not then collectively hold at least a majority of the voting power of the Preferred Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate, such Person or Persons as the Corporation may, in its sole discretion based on the stock record books of the Corporation, determine then holds at least a majority of the voting power of the Preferred Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate.

                                    (3) AUTOMATIC CONVERSION UPON FILING OF
                           RESTATED CERTIFICATE OF INCORPORATION. Upon the filing by the Corporation with the Secretary of State of the State of Delaware of the Restated Certificate, each issued and outstanding share of Series E Preferred Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Series C Preferred Stock (as such ratio shall be equitably adjusted by the Board for any stock split, stock dividend, reverse stock split, reclassification or similar transaction).

                           (ii) FRACTIONAL SHARES. No fractional shares of Series C Preferred Stock, Class C Common Stock or Class A Common Stock, as applicable, shall be issued upon conversion of the Series E Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then applicable Series E Conversion Ratio multiplied by the Fair Market Value.

                           (iii) MECHANICS OF CONVERSION.

                                    (1) In order for a holder of Series E
                           Preferred Stock to voluntarily convert shares of Series E Preferred Stock into shares of Class C Common Stock, such holder shall surrender the certificate or certificates for such shares of Series E Preferred Stock, at the office of the transfer agent for the Series E Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series E Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class C Common Stock to be issued and the number of shares of Series E Preferred Stock to be converted. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date for a voluntary conversion, and the date of the Class C Triggering Event or other automatic conversion, as applicable, shall be the conversion date for an automatic conversion (each, a "SERIES E CONVERSION DATE") and each conversion shall be deemed effective as of the close of business on the applicable Series E Conversion Date. The Corporation shall, as soon as practicable after (i) a Series E Conversion Date, and
                           (ii) receipt of the certificate or certificates representing the shares of Series E Preferred Stock converted on such Series E Conversion Date, issue and deliver at such office to such holder of converted Series E Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Class C Common Stock or Series C Preferred Stock, as applicable, to which such holder shall be entitled, together with cash in lieu of any fraction of a share or, if a Class C Triggering Event or other automatic conversion has occurred, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. If the number of shares of Series E Preferred Stock represented by the certificate or certificates surrendered pursuant to this Section exceeds the number of shares being converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series E Preferred Stock represented by such certificate or certificates surrendered but not converted.

                                    (2) The Corporation shall at all times when
                           the Series E Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series E Preferred Stock, such number of its duly authorized shares of Series C Preferred Stock, Class C Common Stock and Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion or exchange of the outstanding shares of Series E Preferred Stock by delivery of purchased shares of Series C Preferred Stock, Class C Common Stock and/or Class A Common Stock, as applicable, which are held in the treasury of the Corporation.

                                    (3) All shares of Series E Preferred Stock
                           surrendered for conversion or deemed automatically converted, as applicable, as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to accrual of dividends shall immediately cease and terminate at the close of business on the applicable Series E Conversion Date (except only the right of the holders thereof to receive shares of Class A Common Stock, Class C Common Stock or Series C Preferred Stock, as applicable, in exchange therefor) and any shares of Series E Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation from time to time shall take appropriate action to reduce the authorized shares of Series E Preferred Stock accordingly.

                                    (4) Upon any such conversion, no adjustment
                           to the then applicable Series E Conversion Ratio shall be made for any declared but unpaid dividends on the Series E Preferred Stock surrendered for conversion or on the Class A Common Stock, Class C Common Stock or Series C Preferred Stock, as applicable, delivered upon conversion.

                  (C) ADJUSTMENTS TO CONVERSION RATIO.

                           (i) SPECIAL DEFINITIONS:

                                    (1) "ORIGINAL ISSUE DATE" shall mean the
                           date on which shares of Series D Preferred Stock and Series E Preferred Stock were first issued.

                                    (2) "NEW SHARES OF COMMON STOCK" shall mean
                           all shares of Common Stock issued (or, pursuant to Section 5(C)(ii) hereof, deemed to be issued) by the Corporation after the Original Issue Date.

                           (ii) ISSUE OF SECURITIES DEEMED ISSUE OF NEW SHARES
                  OF COMMON STOCK. If the Corporation shall, at any time or from time to time after the Original Issue Date, declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, New Shares of Common Stock shall be deemed to have been issued:

                                    (1) in the case of any such dividend or
                           distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                                    (2) in the case of any such subdivision, at
                           the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                           If such record date shall have been fixed and such
                  dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Series D Conversion Ratio or Series E Conversion Ratio which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series D Conversion Ratio or Series E Conversion Ratio shall be adjusted pursuant to this Section 5(C) as of the time of actual payment of such dividend.

                           (iii) ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS,
                  SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK.

                                    (1) STOCK DIVIDENDS, DISTRIBUTIONS OR
                           SUBDIVISIONS. If the Corporation shall issue New Shares of Common Stock in the manner described in
                           Section 5(C)(ii) above in a stock dividend, stock distribution or subdivision, the Series D Conversion Ratio and the Series E Conversion Ratio in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately increased.

                                    (2) COMBINATIONS OR CONSOLIDATIONS. If the
                           outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series D Conversion Ratio and the Series E Conversion Ratio in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

                  (D) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series D Conversion Ratio and/or Series E Conversion Ratio pursuant to Section 5(C)(iii) hereof, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock and each holder of Series E Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock and any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Series D Conversion Ratio or Series E Conversion Ratio, as applicable, then in effect, and (3) the number of shares of Class B Common Stock or Class C Common Stock and the amount, if any, of other property, that then would be received upon the conversion of a share of Series D Preferred Stock or a share of Series E Preferred Stock, respectively.

                  (E) NOTICE OF RECORD DATE. If any of the following events occur:



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                           (i)      the Corporation declares a dividend (or any
                                    other distribution) on its Common Stock
                                    payable in Common Stock or other securities of the Corporation;

                           (ii) the Corporation subdivides or combines its outstanding shares of Common Stock

                           (iii) there occurs or is proposed to occur any reorganization, recapitalization or reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or any consolidation or merger of the Corporation into or with another corporation, or the sale of all or substantially all of the assets of the Corporation; or

                           (iv) the involuntary or voluntary liquidation, dissolution, or winding-up of the Corporation;

         then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series D Preferred Stock and the Series E Preferred Stock, and shall cause to be mailed to the holders of the Series D Preferred Stock and the Series E Preferred Stock at their addresses as shown on the records of the Corporation or such transfer agent, at least fifteen (15) days prior to the record date specified in (1) below or thirty (30) days before the date specified in (2) below, a notice stating the following information:

                                    (1) the record date of such dividend,
                                    distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or

                                    (2) the date on which such reclassification, consolidation, merger, sale, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, liquidation, dissolution or winding-up.

6.       REDEMPTION.

                  (A) MANDATORY REDEMPTION BY THE CORPORATION. On the fifth anniversary of the Original Issue Date (the "REDEMPTION DATE"), the Corporation shall, out of funds legally available therefor, redeem all of the then outstanding shares of Series D Preferred Stock pursuant to this Section 6(A) at the Series D Redemption Price (the "MANDATORY SERIES D REDEMPTION"). The "SERIES D REDEMPTION PRICE" per share of Series D Preferred Stock to be redeemed shall mean an amount in cash or shares of Class A Common Stock (valued at their then Fair Market Value), at the Corporation's option, equal to the sum of the Series D Liquidation Preference attributable to such share plus an amount equal to all accrued but unpaid dividends attributable to such share. In addition, on the Redemption Date, the Corporation shall, out of funds legally available therefor, redeem all of the then outstanding shares of Series E Preferred Stock pursuant to this Section 6(A) at the Series




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         E Redemption Price (the "MANDATORY SERIES E REDEMPTION," and together with the Mandatory Series D Redemption, the "MANDATORY REDEMPTIONS"). The "SERIES E REDEMPTION PRICE" per share of Series E Preferred Stock to be redeemed shall mean an amount in cash or shares of Class A Common Stock (valued at their then Fair Market Value), at the Corporation's option, equal to the sum of the Series E Liquidation Preference attributable to such share plus an amount equal to all accrued but unpaid dividends attributable to such share.

                  (B)      MECHANICS OF REDEMPTION.

                           (i) MANDATORY REDEMPTION. In order to effect the Mandatory Redemptions, the Corporation shall send a notice (a "REDEMPTION NOTICE") to the address of record for all holders of shares of outstanding Series D Preferred Stock and Series E Preferred Stock, which Redemption Notice shall:

                                    (1) state that the Corporation is commencing the Mandatory Redemptions,

                                    (2) state that all of the outstanding shares of Series D Preferred Stock and Series E Preferred Stock will be redeemed,

                                    (3) state the Series D Redemption Price, including the amount of accrued but unpaid dividends included in the Series D Redemption Price, and whether the Series D Redemption Price will be paid in cash or shares of Class A Common Stock, and

                                    (4) state the Series E Redemption Price, including the amount of accrued but unpaid dividends included in the Series E Redemption Price, and whether the Series E Redemption Price will be paid in cash or shares of Class A Common Stock.

                           Once the Redemption Notice is mailed to the holders at their addresses of record, all of the shares of Series D Preferred Stock and Series E Preferred Stock not converted on or prior to the Redemption Date shall be subject to redemption on the Redemption Date. On the Redemption Date, the holders of shares of Series D Preferred Stock and Series E Preferred Stock then outstanding shall surrender the certificate or certificates evidencing such shares of Series D Preferred Stock and Series E Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock and Series E Preferred Stock, and the Corporation shall pay such holders of Series D Preferred Stock the applicable Series D Redemption Price and such holders of Series E Preferred Stock the applicable Series E Redemption Price. All shares of Series D Preferred Stock and Series E Preferred Stock shall no longer be deemed to be outstanding and all rights with respect to such shares, including without limitation the right to accrual of dividends, shall immediately cease and terminate at the close of business of the Corporation on the Redemption Date (except only the right of the holders thereof to receive the Series D Redemption Price or Series E Redemption Price, as applicable, in exchange therefor), notwithstanding that the certificates representing such shares of Series D Preferred Stock and/or Series E Preferred Stock shall not have been surrendered at the office of the Corporation or, if the Series D Redemption Price and/or Series E Redemption Price is to be paid in shares of Class A Common Stock, that the certificates evidencing such shares of Class A Common Stock shall not then be actually delivered to such holder. If the Series D Redemption Price and/or Series E Redemption Price is to be paid in shares of Class A Common Stock, each holder of shares of Series D Preferred Stock and each holder of shares of Series E Preferred Stock shall give written notice to the Corporation that shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued, and the



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                           person or persons entitled to receive the shares of
                           Class A Common Stock issuable upon redemption shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on the Redemption Date. No fractional shares of Class A Common Stock shall be issued upon redemption of any shares of Series D Preferred Stock or Series E Preferred Stock and cash in lieu of any fraction of a share will be paid to the holder thereof. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock and to such holder of Series E Preferred Stock, as applicable, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid.

                           (ii) ELECTION TO CONVERT. Notwithstanding the issuance of any Redemption Notice by the Corporation or the receipt of any Redemption Notice by any holder of Series D Preferred Stock, such holder may elect to convert such Series D Preferred Stock into Class B Common Stock at any time prior to close of business of the Corporation on the Redemption Date. Any such conversion shall be at the then applicable Series D Conversion Ratio and on the other terms and conditions set forth in Section 5. Notwithstanding the issuance of any Redemption Notice by the Corporation or the receipt of any Redemption Notice by any holder of Series E Preferred Stock, such holder may elect to convert such Series E Preferred Stock into Class C Common Stock at any time prior to close of business of the Corporation on the Redemption Date. Any such conversion shall be at the then applicable Series E Conversion Ratio and on the other terms and conditions set forth in Section 5.

7. REACQUIRED SHARES. Any shares of Series D Preferred Stock and/or Series E Preferred Stock converted, redeemed, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof, and shall not be reissued and shall, upon the filing by the Corporation of a certificate of decrease, return to the status of authorized but undesignated shares of Preferred Stock.

              [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.]



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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Designations to be signed by its duly authorized officer this 30th day of March, 2001.

                                     AMERICA ONLINE LATIN AMERICA, INC.


                                     By: /s/ DAVID BRUSCINO
                                        ---------------------------------
                                         Name: David Bruscino
                                         Title: Secretary




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